Execution Version

$45,000,000

CREDIT AGREEMENT

dated as of

June 30, 2014

among

RETROPHIN, INC.,
as Borrower,

the LENDERS from time to time parties hereto

and

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent and Collateral Agent

TABLE OF CONTENTS
______________

EXHIBITS:

Exhibit A	Form of Note
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Assignment and Acceptance
Exhibit D	Form of Security Agreement
Exhibit E	Form of Foreign Pledge Agreement
Exhibit F	Form of Compliance Certificate
Exhibit G	Form of Warrant
Exhibit H-1	Form of U.S. Tax Compliance Certificate
Exhibit H-2	Form of U.S. Tax Compliance Certificate
Exhibit H-3	Form of U.S. Tax Compliance Certificate
Exhibit H-4	Form of U.S. Tax Compliance Certificate

CREDIT AGREEMENT, dated as of June 30, 2014 (this “Agreement”), among RETROPHIN, INC., a Delaware corporation (the “Borrower”), the Lenders from time to time parties hereto (the “Lenders”) and U.S. BANK NATIONAL ASSOCIATION, as administrative agent for the Lenders from time to time parties hereto (in such capacity and together with any successor appointed pursuant to Article 8, the “Administrative Agent”).

RECITALS

WHEREAS, as of March 27, 2014, the Borrower completed its acquisition of Manchester Pharmaceuticals LLC, a Delaware limited liability company (“Manchester”) and in connection therewith, issued to the seller a $33,000,000 senior note (the “Manchester Seller Financing”) and granted the sellers thereof a security interest in the equity interests of, and substantially all of the assets of, Manchester (the “Manchester Seller Liens”);

WHEREAS, the Borrower, through its Subsidiaries (including Manchester), intends to conduct the development, acquisition and commercialization of therapies for the treatment of serious, catastrophic or rare diseases in connection with its biopharmaceutical business (the “Company Business”);

WHEREAS, the Borrower has requested that the Lenders agree to make loans in accordance with the terms and provisions set forth herein in order that the proceeds thereof may be used by the Borrower (x) in order to (i) repay in full the Manchester Seller Financing and (ii) pay costs and expenses relating to the Transactions and (y) for other corporate purposes consistent with the terms hereof;

WHEREAS, each Lender has agreed to make loans on the terms and conditions set forth in this Agreement; and

WHEREAS, to induce the Lenders to provide the loans, the Borrower is, among other things, entering into this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

Definitions

Section 1.01.  Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Accountant” has the meaning specified in Section 5.01(b)(i).

“Accounts” means deposit accounts, brokerage accounts, securities accounts, time deposits, certificates of deposit and other similar investments to which Cash, securities and/or financial assets may be credited.

“Acquired Entity or Business” means either (x) the assets constituting an entire business, division, product line, manufacturing facility or distribution facility of any Person not already a Subsidiary of the Borrower or (y) 100% of the Capital Stock of any such Person, which Person shall, as a result of the respective acquisition, become a Wholly Owned Subsidiary of the Borrower.

“Acquired License” has the meaning specified in the definition of “Thiola Licensing Agreement”.

“Acquisition” means (whether by purchase, exchange, issuance of Capital Stock, merger, reorganization or any other method) (i) any acquisition by the Borrower or any of its Subsidiaries of any other Person, which Person would then, under GAAP, become Consolidated with the Borrower or any such Subsidiary or (ii) any acquisition by the Borrower or any of its Subsidiaries of all or any substantial part of the assets of any other Person or any division of any other Person.

“AcquisitionCo Subsidiary” shall have the meaning set forth in Section 6.01(a)(iv).

“Act” has the meaning specified in Section 5.01(i).

“Adjusted LIBOR Rate” means, with respect to any Borrowing for any Interest Period, an interest rate per annum (rounded to the nearest 1/100 of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.  For purposes hereof, the term “LIBOR Rate” means, with respect to any Borrowing for any Interest Period, the per annum rate of interest determined by the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the rate appearing on the LIBOR01 page of the Intercontinental Exchange Benchmark Administration Ltd (ICE) (or any successor or substitute page of such service if such administration is no longer making such rate available) as the rate for Dollar deposits with a maturity comparable to such Interest Period; or (b) if the rate described in clause (a) is unavailable for any reason, the interest rate at which Dollar deposits in the approximate amount of the Term Loan would be offered by the Administrative Agent’s London branch to major banks in the London interbank Eurodollar market.  Notwithstanding any of the foregoing, the LIBOR Rate shall not at any time be less than 1.00% per annum.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph hereto and shall include any successor Administrative Agent pursuant to Section 8.09.

“Administrative Agent’s Account” means the account of the Administrative Agent maintained by the Administrative Agent with such account details as may be provided in writing to the Borrower.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agents” means the collective reference to the Administrative Agent and the Collateral Agent.

“Agreement” has the meaning specified in the first paragraph hereof.

“Agreement Currency” has the meaning assigned to such term in Section 9.11(d)(ii).

“Agreement Value” means, for each Hedge Agreement, on any date of determination, the maximum aggregate amount (after giving effect to any netting agreements to the extent such netting agreements are with the same Person to whom any such Obligations under such Hedge Agreement are owed) that the applicable Person would be required to pay if such Hedge Agreement were terminated at such time.

“Applicable Margin” means (a) with respect to LIBOR Rate Loans, 10.00% per annum and (b) with respect to Base Rate Loans, 9.00% per annum.

 “Asset Sale” means (a) any conveyance, sale, lease, license, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any sale and leaseback transaction) of any property (including stock of any Subsidiary of the Borrower by the holder thereof) by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any Wholly Owned Subsidiary of the Borrower and (b) any issuance or sale by any Subsidiary of the Borrower of its Capital Stock to any Person (other than a Loan Party).

 “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means the unqualified, audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal years ended December 31, 2012 and December 31, 2013, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal years of the Borrower and its Subsidiaries, including the notes thereto.

“Authorized Officer” of any Person means the chief executive officer, president, assistant treasurer or any Financial Officer of such Person, and solely for purposes of the delivery of certificates on the Closing Date pursuant to Section 4.01, the secretary or assistant secretary of the applicable Loan Party.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, any successors to such Statute and any other applicable insolvency or other similar law of any jurisdiction.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate,” and (c) the LIBOR Rate plus 1.00%.   Notwithstanding any of the foregoing, the Base Rate shall not at any time be less than 2.00% per annum.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Borrower” has the meaning assigned to such term in the first paragraph hereof.

“Borrower Materials” has the meaning assigned to such term in Section 9.02.

“Borrowing” means a borrowing consisting of Loans made on the same day by the Lenders.

“Business Day” means any day (other than a day which is a Saturday, Sunday or a day on which banks in New York City are authorized or required by applicable law to be closed).

“Capital Expenditures” means, with respect to any Person, for any period, the aggregate amount of all expenditures by such Person and its Subsidiaries during that period for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that, in accordance with GAAP, are or should be classified as capital expenditures in the consolidated balance sheet of such Person and its Subsidiaries.

“Capital Stock” means and includes, with respect to any Person (a) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including shares of preferred or preference stock of such Person, (b) all partnership interests (whether general or limited) in such Person which is a partnership, (c) all membership interests or limited liability company interests in such Person which is a limited liability company, (d) any interest or participation that confers on a Person the right to receive a share of the profits and/or losses of, or distributions of assets of such Person, and (e) all equity or ownership interests in such Person of any other type, and any and all warrants, rights or options to purchase any of the foregoing.

“Capitalized Lease Obligation” of any Person means the Obligations of such Person in respect of Capitalized Leases.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as to any Person: (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person; (b) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $1,000,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (d) commercial paper issued by any person incorporated in the United States rated at least A 1 or the equivalent thereof by S&P or at least P 1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by such person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; and (f) demand deposit accounts maintained in the ordinary course of business with commercial banks of the type described in clause (b) above.

“Casualty Event” means any settlement of, or payment in respect of, any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries or any payment received by the Borrower or any of its Subsidiaries at any time on or after the Closing Date.

“Certified” when used with respect to any financial information of any Person to be certified by any of its officers (including any Financial Officer), indicates that such information is to be accompanied by a certificate to the effect that such financial information has been prepared in accordance with GAAP consistently applied, subject in the case of interim financial information to normal year end audit adjustments and absence of the footnotes required by GAAP, and presents fairly in all material respects the information contained therein as at the dates and for the periods covered thereby.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means and shall be deemed to have occurred if:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right);

(b)           during any period of twelve consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c)           a “Change of Control”, “Change in Control” or “Fundamental Change” (or an analogous term for any of the foregoing) shall have occurred as defined in the indenture governing the Convertible Notes or under the terms of any instrument evidencing or securing the Indebtedness of the Borrower or any Subsidiary having an outstanding principal amount in excess of $2,000,000.

“Closing Date” means the date of the Borrowing, which date was June 30, 2014.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.

“Collateral” means all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is created or purposed to be created by any Collateral Document.

“Collateral Agent” means the Administrative Agent in its capacity as collateral agent for the Lenders.

“Collateral Documents” means, collectively, the Security Agreement, the Foreign Pledge Agreement, the Mortgages and all other security documents hereafter delivered by any Loan Party granting a Lien in favor of the Collateral Agent (for the benefit of the Lenders and the Agents) on any Property of any Person to secure the Loan Obligations and other liabilities of any Loan Party under any Loan Document.

“Commitment” has the meaning assigned to such term in Section 2.01(a).

“Common Stock” means shares of common stock of the Borrower par value $0.0001 per share, as of the Closing Date, or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Borrower and that are not subject to redemption by the Borrower; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company Business” has the meaning specified in the recitals to this Agreement.

“Compliance Certificate” means a certificate signed by a Financial Officer and delivered to the Administrative Agent and the Lenders, substantially in the form of Exhibit F.

“Confidential Information” means all non-public information furnished to the Administrative Agent or any Lender, by or on behalf of any Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated EBITDA” means ########*

 “Consolidated Indebtedness” means ########*
_____________________
* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Current Report on Form 8-K.

“Consolidated Interest Charges” means ########*

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges paid or payable in cash during such period, in each case, of or by the Group Members on a Consolidated basis for the most recently completed Measurement Period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Indebtedness as of such date to (b) Consolidated EBITDA of the Group Members on a Consolidated basis for the most recently completed Measurement Period.

“Consolidated Net Income” means ########*

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

_____________________
* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Current Report on Form 8-K.

“Control Agreement” means any account control agreement in form and substance satisfactory to the Collateral Agent and the Majority Lenders entered into to establish “control” (within the meaning of the UCC) over any Account established by any Loan Party as permitted by the Loan Documents and required to be subject to the Liens of the Collateral Agent under the Collateral Documents.

 “Convertible Notes” means the notes of the Borrower convertible into Common Stock and issued pursuant to that certain Note Purchase Agreement dated as of May 29, 2014 between the Borrower and the investors referenced therein.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

 “Default” means any event or condition which, with due notice or lapse of time or both, would become an Event of Default.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means any Asset Sale, transfer, lease or other disposition (including any sale and leaseback transaction) of any Property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in (a) above, in each case at any time prior to the first anniversary of the Maturity Date, (c) contains any repurchase obligation which may come into effect prior to payment in full of all Loan Obligations, (d) requires, or could, by its terms, require, the payment of any Restricted Payments (other than the payment of Restricted Payments solely in the form of Qualified Capital Stock) prior to the first anniversary of the Maturity Date, or (e) provides the holders thereof with any rights to receive any Cash upon the occurrence of a Change of Control prior to the date which is one year after the date on which the Loans have been irrevocably paid in full, in cash.

“Dollars” and “$”, without further qualification, means lawful currency of the United States of America.

“Domestic Foreign Holdco” means any Subsidiary, (including any Subsidiary that is treated as an entity disregarded as separate from its owner for U.S. federal tax purposes) that (i) is not a Foreign Subsidiary, and (ii) all or substantially all of the assets of which (for U.S. federal income tax purposes) are Capital Stock in one or more Excluded Foreign Subsidiaries.

“Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) a Related Fund of a Lender, and (iv) any other Person (other than a natural person) approved by the Administrative Agent and the Majority Lenders and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.06, the Borrower, such approval not to be unreasonably withheld or delayed; provided that (x) such other Person shall be deemed acceptable to the Borrower if the Borrower does not otherwise reject such Person within five Business Days of the date on which approval is requested and (y) notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of its Affiliates.

“Employee Benefit Plan” means each Plan, and each other “employee benefit plan” (as defined in Section 3(3) of ERISA) which is sponsored, maintained or contributed to by Borrower or any Subsidiary or ERISA Affiliate of the Borrower.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Claims” means any and all actions, suits, demands, demand letters, claims, liens, written notices of liability, noncompliance or violation, investigations or adjudicatory or administrative proceedings relating to any Environmental Law, including any violation of or liability under any Environmental Law or any permit or approval issued or required under any such Environmental Law (hereinafter, “Claim”), including (i) any and all Claims by or before any Governmental Authority for enforcement, cleanup, removal, response, remedial or other action or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the Release or threatened Release of Hazardous Materials or arising from alleged injury or threat to human health or safety or the Environment.

“Environmental Law” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the Environment, including natural resources, or health and safety, or to pollutants, contaminants or chemicals or any toxic or otherwise hazardous substances, materials or wastes.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) directly or indirectly resulting from or relating to (a) any Environmental Law, including any violation thereof or liability thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Securities” means all shares of Common Stock of the Borrower, the Convertible Notes and all other securities, directly or indirectly, convertible into or exchangeable for shares of Common Stock of the Borrower and all options, warrants (including the Warrants), and other rights (other than preemptive rights existing as a matter of law or by contract) to purchase or otherwise, directly or indirectly, acquire from the Borrower shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended and the regulations promulgated, and rulings issued, thereunder.

“ERISA Affiliate” means any corporation or other Person (including the Borrower or any of its Subsidiaries) which is a member of the same controlled group (within the meaning of Section 414(b) of the Code) of corporations or other Persons as the Borrower or any of its Subsidiaries, or which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower or any of its Subsidiaries, or any corporation or other Person which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Borrower or any of its Subsidiaries, or any corporation or other Person which is required to be aggregated with the Borrower or any of its Subsidiaries pursuant to Section 414(o) of the Code or the regulations promulgated thereunder.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (c) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA (other than non-delinquent premiums payable to the PBGC under Sections 4006 and 4007 of ERISA), (d) the termination, or the filing of a notice of intent to terminate, any Plan pursuant to Section 4041(c) of ERISA, (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA, (g) conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan, (h) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or in “reorganization” (within the meaning of Section 4241 of ERISA), or (i) any Foreign Benefit Event.

“Eurocurrency Liabilities” shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

“Events of Default” has the meaning specified in Section 7.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any similar federal Statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal Statute.

“Excluded Account” means (i) any Account specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Loan Party’s salaried employees, (ii) any Account of an AcquisitionCo Subsidiary holding proceeds of any assets of such AcquisitionCo Subsidiary and (iii) any Account in which the balance thereof does not exceed $250,000 at the close of business on any day: provided that the aggregate balance of all Excluded Accounts pursuant to clause (iii) of this definition shall not exceed $500,000 at the close of business on any day.

“Excluded Domestic Subsidiary” means any Domestic Subsidiary that is (a) Domestic Foreign Holdco, (b) prohibited by foreign law, rule or regulation or contract from guaranteeing the Loan Obligations or which would require governmental (including regulatory) or third-party consent, approval, license or authorization to provide a guarantee unless such consent, approval, license or authorization has been received (provided that such restriction shall not have been created in contemplation of this restriction) and (c) any Subsidiary where the Majority Lenders and the Borrower agree that the cost of obtaining a guarantee by such Subsidiary would be excessive in light of the practical benefit to the Lenders afforded thereby, in each case that has not guaranteed or pledged any of its assets or suffered a pledge of its Capital Stock, to secure, directly or indirectly, any Indebtedness of the Borrower or any Guarantor.

“Excluded Foreign Subsidiary” means a Foreign Subsidiary which is (a) a controlled foreign corporation (as defined in the Code) or (b) all or substantially all of the assets of which consist of Capital Stock of one or more Subsidiaries described in clause (a) above, in each case that has not guaranteed or pledged any of its assets or suffered a pledge of more than 65% of its voting Capital Stock, to secure, directly or indirectly, any Indebtedness of the Borrower or any Guarantor.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or the Administrative Agent or required to be withheld or deducted from a payment to a Lender or the Administrative Agent, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.16) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.08, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Person’s failure to comply with Section 2.08(e), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person from proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) and condemnation awards (and payments in lieu thereof); provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance or condemnation awards (or payments in lieu thereof) to the extent that such proceeds, awards or payments in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to reinvestments in accordance with the terms of Section 2.05(b)(ii).

“Facility” means the financing provided pursuant to this Agreement.

“Fair Market Value” means, with respect to any assets, the amount that a willing buyer would pay to a willing seller in respect of such assets in an arm’s-length transaction.

“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations promulgated thereunder or official administrative interpretations thereof, any applicable agreement entered into pursuant to Section 1471(b)(1) of the Code, and any applicable intergovernmental agreement (or related local law) with respect to the implementation thereof.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Bank” means the Federal Reserve Bank of the United States of America.

“Financial Covenants” means, collectively, each of the financial covenants set forth in Section 6.17.

“Financial Officer” of any Person means the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Financial Statements” has the meaning specified in Section 3.05(a).

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability in excess of $1,000,000 by the Borrower or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by the Borrower or any of the Subsidiaries, or the imposition on the Borrower or any of the Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $1,000,000.

“Foreign Pledge Agreements” means, collectively (i) the pledge agreement in the form of Exhibit E pledging the shares of Foreign Subsidiaries incorporated or organized under the laws of the Netherlands and (ii) each other pledge agreement, in form and substance reasonably satisfactory to the Collateral Agent and the Lenders, pursuant to which shares of Foreign Subsidiaries are pledged in favor of the Collateral Agent (for the benefit of the Lenders and the Agents) in order to secure the Loan Obligations and the other liabilities of any Loan Party under any Loan Document.

“Foreign Subsidiary” means a Subsidiary that is incorporated or organized under the laws of a jurisdiction other than the United States, any state thereof, or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members” means, collectively (x) the Borrower and its Subsidiaries in existence as of the Closing Date and (y) after the Closing Date, each subsequently formed or acquired Subsidiary of the Borrower other than an AcquisitionCo Subsidiary.

“Guarantee Obligations” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Indebtedness, lease, dividend or other payment Obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guarantee Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Guarantors” means each of the Borrower’s existing and subsequently acquired or organized direct or indirect domestic Wholly Owned Subsidiaries excluding any Excluded Domestic Subsidiary; provided that no AcquisitionCo Subsidiary shall be a Guarantor hereunder only so long as the prohibition on such AcquisitionCo Subsidiary providing a guarantee of the Loan Obligations remains in effect in the definitive documentation relating to any applicable Non-Recourse Indebtedness of such AcquisitionCo Subsidiary.

“Hazardous Materials” means all explosive or radioactive substances, materials or wastes, chemicals and hazardous or toxic substances, materials or wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to, or which can form the basis for liability under, any Environmental Law.

“Hedge Agreement” means any agreement (including any Interest Rate Protection Agreement) with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, including the short sale of or other short exposure to any of the foregoing.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)           net obligations of such Person under any Hedge Agreements at the Agreement Value thereof;

(d)           all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account was created);

(e)           indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)           all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g)           all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)           all Guarantee Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Party” has the meaning specified in Section 9.05(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Payment Date” means (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date and (b) as to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, that if any Interest Period for a Loan exceeds three months, each of the respective dates that fall every three months after the beginning of such Interest Period shall also be an Interest Payment Date.

“Interest Period” shall mean, as to any LIBOR Rate Loan, the period commencing on the Closing Date or on the last day of the immediately preceding Interest Period applicable to such Loan, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one or three and, with the consent of the Administrative Agent, and all Lenders, such longer or shorter period of months thereafter, as the Borrower may elect; provided that, if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates and not entered into for speculation.

“Investment” in any Person means any loan or advance or interest in other Indebtedness of such Person, any purchase or other acquisition of any Capital Stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person, any Account maintained with such Person or other project support arrangement or agreement with respect to such Person that constitutes an Obligation to make an Investment in such Person, or any other investment in such Person.

“IP Rights” has the meaning specified in Section 3.16.

“IRS” means the United States Internal Revenue Service.

“Judgment Currency” has the meaning assigned to such term in Section 9.11(d)(ii).

“Lenders” means each Person listed on Schedule I on the date hereof and each Person that shall become a party hereto pursuant to an Assignment and Acceptance.

“Lending Office” with respect to any Lender, means the office of such Lender specified as its “Lending Office” opposite its name on Schedule I hereto, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“LIBOR Rate Loan” means a Loan that bears interest based on the Adjusted LIBOR Rate.

“Lien” means, whether arising by operation of law or otherwise, any mortgage, pledge, charge, assignment, hypothecation, security interest, title retention, preferential right, trust arrangement, right of setoff, counterclaim or banker’s lien, privilege, or priority of any kind having the effect of security or any designation of loss payees or beneficiaries or any similar arrangement under or with respect to any insurance policy.

“Loan” means the advances made to the Borrower hereunder pursuant to the Commitment.

“Loan Documents” means, collectively, this Agreement, the Notes, the Warrants and the Collateral Documents, in each case together with all other agreements, guarantees, instruments and documents now or hereafter executed and delivered pursuant thereto or in connection therewith, as any of the foregoing may from time to time be amended, modified or supplemented in accordance with its terms.

“Loan Obligations” mean, collectively, (a) the obligations of the Borrower to pay any and all of the unpaid principal of, prepayment premium (if any) with respect to, and interest on (including (i) accrued and unpaid interest, (ii) capitalized interest, and (iii) interest accruing after the filing of any petition under any Debtor Relief Law, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, including, without limitation, by prepayment, redemption or otherwise, (b) the obligations of the Loan Parties to pay any and all fees, expenses, costs, indemnities and other amounts, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes or the other applicable Loan Documents (including without limitation all fees payable to the Agents pursuant to the fee letter referenced in Section 2.03(b)), and (c) the obligations of the Loan Parties to pay, perform, discharge, observe and comply with any and all covenants, agreements and other obligations required to be performed, discharged, observed or complied with by it pursuant to this Agreement, the Notes or the other applicable Loan Documents.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Majority Lenders” means at any time Lenders holding in excess of 50% of the aggregate outstanding Loans under this Agreement.

“Manchester” has the meaning specified in the recitals to this Agreement.

“Manchester Seller Financing” has the meaning specified in the recitals to this Agreement.

“Manchester Seller Liens” has the meaning specified in the recitals to this Agreement.

“Material Adverse Effect” means (a) a material adverse effect on the financial condition, business, performance operations or Property of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of (i) the ability of the Borrower and its Subsidiaries to fully and timely perform any of their obligations under any Loan Document or (ii) the legality, validity or enforceability of this Agreement or any other Loan Document; or (c) a material impairment of any rights of, or remedies or benefits available to, the Lenders under any Loan Document.

“Material Contracts” means those agreements set forth under on Schedule III hereto.

“Maturity Date” means the fourth anniversary of the Closing Date.

“Measurement Period” means, at any date of determination, the most recently completed fiscal quarter of the Borrower.

“Mortgage” means each mortgage, deed of trust and other security document delivered pursuant to Section 5.08(a).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means:

(a)           with respect to any Disposition by any Loan Party or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of such Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of Cash and Cash Equivalents received in connection with such transaction (including any Cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) amounts required to be applied to repay principal interest and prepayment premiums and penalties on Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket fees and expenses incurred by such Loan Party or such Subsidiary in connection with such transaction and (C) income taxes (including any taxes on gain), and any transfer, sale, use or other transaction taxes paid or payable as a result thereof; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds; and

(b)           with respect to the sale or issuance of any Capital Stock by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the Cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“Non-Recourse Indebtedness” means Indebtedness incurred by an AcquisitionCo Subsidiary (i) as to which no Loan Party or any of its Subsidiaries (other than such AcquisitionCo Subsidiary) (a) is an obligor or otherwise has any Guarantee Obligation or provides credit support or collateral of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor, general partner or otherwise), (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against such AcquisitionCo Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of any Loan Party or any of its Subsidiaries (other than of such AcquisitionCo Subsidiary) to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity date, (iii) with respect to which the Liens (if any) securing such Indebtedness attach only on (a) the Property of such AcquisitionCo Subsidiary and (b) the Capital Stock of such AcquisitionCo Subsidiary (and shall not apply to any other Property of any of the Loan Parties or their other Subsidiaries) and (iv) with respect to which [______________] shall have been given a bona fide right of first refusal by the applicable Loan Party or such AcquisitionCo Subsidiary to arrange and provide such Indebtedness.

“Note” has the meaning assigned to such term in Section 2.04(e).

“Notice of Borrowing” has the meaning assigned to such term in Section 2.02(a).

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.01(g), as the case may be. Without limiting the generality of the foregoing, the Obligations of the Borrower and the Guarantors under the Loan Documents include the Loan Obligations.

“Officer’s Certificate” means, with respect to any corporation, limited liability company or partnership, a certificate signed by an Authorized Officer of such Person.

“Order” means any order, writ, injunction, decree, judgment, award, determination or written direction or demand of any court, arbitrator or Governmental Authority.

“Organizational Documents” means, as to any Person, its memorandum, certificate or articles of incorporation or association and by-laws, its partnership agreement, its certificate of formation and limited liability company agreement or operating agreement and/or other organizational or governing documents of such Person (including shareholders’, stockholders’ or other similar agreements).

“Other Connection Taxes” means, with respect to any Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” has the meaning assigned to such term in Section 2.08(b).

“Participant Register” has the meaning assigned to such term in Section 9.06(g).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” has the meaning assigned to such term in the Security Agreement.

“Permitted Acquisition” means the acquisition, by merger or otherwise, by the Borrower or any of its Subsidiaries of an Acquired Entity or Business in in accordance with applicable law; provided that, in each case (a) such Permitted Acquisition is financed with (x) Cash on hand of the Borrower or such Subsidiary, (y) the proceeds of the sale or issuance of any Capital Stock by the Borrower or (z) Non-Recourse Indebtedness incurred by the applicable AcquisitionCo Subsidiary; (b) the Acquired Entity or Business is in a business permitted by Section 6.10; (c) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Permitted Acquisition or immediately after giving effect thereto; (d) at the time of the consummation of such Permitted Acquisition, the Borrower shall be in pro forma compliance with each of the Financial Covenants, determined as of the last day of the most recently ended Measurement Period; (e) the Borrower shall have delivered to the Administrative Agent and each Lender a certificate executed by an Authorized Officer of the Borrower, certifying compliance with the requirements of the preceding clauses (b) through (d) and containing calculations (in reasonable detail) required to demonstrate compliance with the preceding clause (d) and (f) all applicable requirements of Section 5.08 are satisfied.

“Permitted Liens” means Liens permitted under Section 6.02.

“Permitted Refinancing Indebtedness” means any Indebtedness constituting a refinancing, replacement or extension of Indebtedness permitted under Section 6.01 that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced, replaced or extended, (b) has a weighted average life to maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced, replaced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced, replaced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced, replaced or extended and (f) is otherwise on terms no less favorable to the Borrower and its Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced, replaced or extended.

“Person” means and includes an individual, a partnership, a joint venture, an association, a limited liability company, a corporation, a trust, a syndicate, an unincorporated organization, employee organization, mutual company, joint stock company, estate and any Governmental Authority.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) that is covered by Section 4021 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is or, if such plan were terminated, under Section 4069 of ERISA would be, deemed to be an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 9.02.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference Capital Stock (however designated) of such Person, whether now outstanding or issued after the Closing Date.

“Prepayment Premium” means an amount equal to (x) the principal amount of the Facility prepaid or repaid (or repriced or effectively refinanced through any amendment of the Facility) multiplied by (y) the percentage applicable to the period in which the Facility was so prepaid or repaid (or so repriced or effectively refinanced through any amendment of the Facility) set forth in the table below:

Prepayment Premium
Period	Percentage
From the Closing Date to and including the first anniversary of the Closing Date	########*
From (but excluding) the first anniversary of the Closing Date, to and including the second anniversary of the Closing Date	########*
From (but excluding) the second anniversary of the Closing Date, to and including the third anniversary of the Closing Date	########*
From (but excluding) the third anniversary of the Closing Date, to but excluding the fourth anniversary of the Closing Date	########*

_________________
* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Current Report on Form 8-K.

“Property” means, with respect to any Person, any right or interest in or to any asset or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Public Lender” has the meaning assigned to such term in Section 9.02.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property rights and rights incidental to the ownership, lease or operation thereof.

“Real Property Leases” means any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

“Register” has the meaning assigned to such term in Section 9.06(d).

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle, any other fund that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, migrating, injection or leaching into the Environment, or into, on, from or through any building, structure or facility.

“Requirement of Law” means, as to any Person, the Organizational Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock or other equity interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock or other equity interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Sanctions” means any sanction administered or enforced by the United States Government (including without limitation, the Office of Foreign Assets Control of the United States Department of the Treasury), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the United States Securities and Exchange Commission and any successor agency, authority, commission or Governmental Authority.

“Securities Act” means as of any date the United States Securities Act of 1933, as amended, or any similar federal Statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal Statute.

“Security Agreement” means the Guarantee and Collateral Agreement in the form of Exhibit D, to be executed and delivered by (i) the applicable Loan Parties on the Closing Date and (ii) after the Closing Date, each other Subsidiary of the Borrower required from time to time to execute a counterpart thereof (or a joinder agreement related thereto) pursuant to Section 5.08

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the total amount that will be required to pay the probable debt and other liabilities (including contingent liabilities) of such Person as they become absolute and matured, (c) such Person is able to pay all debt and other liabilities, contingent obligations and other commitments of such Person as they mature and (d) such Person does not have unreasonably small capital in relation to its business as conducted on such date.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Statute” means any statute, ordinance, code, treaty, directive, law, rule or regulation of any Governmental Authority.

“Statutory Reserves” shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority which is the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time).  Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation.  The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which at least 50% of the outstanding Voting Stock is at the time directly or indirectly owned or controlled by such Person or by one or more of any entities directly or indirectly owned or controlled by such Person. For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person (whether by ownership of Capital Stock, by contract or otherwise).  Unless the context requires otherwise, each reference to a Subsidiary herein shall be deemed to be a reference to a Subsidiary of the Borrower.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all Obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” has the meaning assigned to such term in Section 2.08(a).

“Tax Returns” has the meaning specified in Section 3.10.

“Thiola Licensing Agreement” means that certain Trademark License & Supply Agreement between the Borrower and Mission Pharmcal Company, a Texas corporation, dated May 28, 2014 pursuant to which the Borrower acquired the exclusive use of the U.S. trademark Thiola® (the “Acquired License”).

“Transactions” means, collectively, (i) the making of the Loans and the issuance of the Warrants on the Closing Date, (ii) the entering into of the Loan Documents, (iii) the prepayment in full of the Manchester Seller Financing and  the release and discharge of the Manchester Seller Liens and (iv) the payment of all fees and expenses incurred in connection with the foregoing.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unfunded Pension Liability” means, with respect to any Plan at any time, the amount of any of its unfunded benefit liabilities as determined pursuant to its most recently filed actuarial report based on such Plan’s ongoing operation (rather than on a termination basis).

 “United States” means the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Voting Stock” means, with respect to any Person, Capital Stock of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the board of directors (or Persons performing similar functions) of such Person.

“Warrant” and “Warrants” have the meanings specified in Section 2.11.

 “Warrant Stock” means (i) all shares of Common Stock or other stock (voting or non-voting) of the Borrower issued or issuable upon the exercise of any Warrant, and (ii) any securities issued or issuable by the Borrower with respect to shares of Common Stock referred to in the foregoing clause (i) by way of a stock dividend or stock split or in connection with a combination or subdivision of shares, reclassification, merger, consolidation or other reorganization of the Borrower.

“Warrantholders” means the holders of the Warrants.

“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02.  Accounting Terms.  All accounting terms used in this Agreement shall be applied on a consolidated basis for any Person, if any, unless otherwise specifically indicated herein. Any accounting terms not specifically defined herein shall have the meanings customarily given them in accordance with GAAP; provided that (a) for purposes of determining compliance with any covenant set forth in Article 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Audited Financial Statements and (b) if the Borrower notifies the Administrative Agent (with respect to which the Administrative Agent shall give the Lenders prompt notice thereof) that the Borrower requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Borrower and the Majority Lenders shall negotiate in good faith to amend such provision (or the definitions used therein) (in each case subject to the approval of the Majority Lenders) to preserve the original intent thereof in light of such changes in GAAP; provided, further that all determinations made pursuant to any applicable Financial Covenant (or any financial definition used therein) shall be determined on the basis of GAAP as applied and in effect immediately before the relevant change in GAAP or the application thereof became effective, until such Financial Covenant (or such financial definition) is amended.

Section 1.03.  Rules of Construction.  The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or subsection. Reference herein to any Section or subsection refers to such Section or subsection (as the case may be) hereof. Words in the singular include the plural, and words in the plural include the singular, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”, whether or not so followed. Each covenant or agreement contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant or agreement contained herein, so that compliance with any one covenant or agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant or agreement. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. All references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof, in each case, made in accordance with the terms of the Loan Documents including this Agreement. All references to Persons include their respective successors and assigns (to the extent permitted under the applicable Loan Documents). Except as otherwise expressly provided herein, all references to Statutes and related regulations shall include any amendments of the same and any successor Statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of the Borrower or any of its Subsidiaries, such words are intended to signify that the Borrower or such Subsidiary has actual knowledge or awareness of a particular fact or circumstance or that the Borrower or such Subsidiary, after due inquiry knows or is aware of such fact or circumstance or if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

ARTICLE 2

Amount and Terms of Commitments

Section 2.01.  Commitments. (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, and upon satisfaction of the applicable conditions set forth in Article 4, to make Loans to the Borrower at the Borrower’s request in accordance with Section 2.02 on the Closing Date, in an aggregate amount not to exceed the amount specified opposite such Lender’s name under the column “Commitment” on Schedule I hereto (as such amount may be terminated in accordance with Section 2.01(c), such Lender’s “Commitment”); provided that the Loans made on the Closing Date will be net funded with an original issue discount of 1.00% of the aggregate principal amount thereof.

(b)      The initial aggregate amount of the Lenders’ Commitment is $45,000,000.

(c)      The Commitments shall terminate on the Closing Date immediately following the funding hereunder.

Section 2.02.  Procedure for Borrowing.  (a) The Borrowing shall be made after irrevocable notice to the Administrative Agent and the Lenders.  The date of the proposed Borrowing shall be a Business Day. Such irrevocable notice of a Borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or facsimile, in substantially the form of Exhibit B hereto, specifying therein (i) prior to the Closing Date (x) the requested date of such Borrowing (which date shall be the Closing Date) and (y) the account in which the proceeds of such Borrowing are requested to be deposited with the Borrower and (ii) the Interest Period applicable thereto (with respect to the Borrowing as of the Closing Date and the continuation of a Loan thereafter).  Subject to the fulfillment or written waiver of the applicable conditions set forth in Article 4, each Lender shall make available its applicable portion of such Borrowing (determined ratably in accordance with the respective Commitments of the Lenders) in immediately available funds as directed by the Borrower in the Notice of Borrowing.

(b)      The Notice of Borrowing shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of the non-satisfaction for any reason whatsoever on or before the date specified in such Notice of Borrowing of the applicable conditions for the making of any Loans set forth in Article 4, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund such Loan to be made by such Lender as part of the Borrowing requested under such Notice of Borrowing when such Loan, as a result of such failure, is not made on such date.

Section 2.03.  Fees.  (a) Commitment Fee.  On the Closing Date, the Borrower shall pay to [_____________] (or to the Administrative Agent for the account of [_____________]), a commitment fee equal to 1.00% of the aggregate principal amount of [_____________]’s Commitment.

(b)      Agency Fee.  The Borrower shall pay each Agent an agency fee in the amount set forth in the Agency Fee Letter dated as of the Closing Date between the Borrower and the Agents, payable in advance on the Closing Date and on each anniversary of the Closing Date until the Loans have been repaid in full.

(c)      Prepayment Premium.  The Prepayment Premium shall be payable hereunder in respect of any repayment (other than on the Maturity Date) or prepayment of the Loans (and any repricing or amendment that effectively refinances any Loans hereunder) including any optional or mandatory prepayment under Section 2.05 or following the acceleration of the Loans pursuant to Article 7.

Section 2.04.  Repayment of Loans; Evidence of Debt.  (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent at the Administrative Agent’s Account for the ratable account of the Lenders the outstanding principal amount of the Loans on the Maturity Date.

(b)      Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)      The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)      The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be binding on the Borrower, absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)      The Borrower will execute and deliver to each requesting Lender a promissory note of the Borrower in the amount of any Loans owing to such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a “Note”). The Borrower irrevocably authorizes each Lender to make or cause to be made an appropriate notation on the Schedule attached to such Lender’s Note of the making of Loans or the receipt of payments, but the failure to record, or any error in so recording, any amount of such Loans or payments on such Schedule shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Notes delivered to such Lender to make payments of principal of or interest on the Loans or on such Notes when due.

Section 2.05.  Prepayments.  (a) Optional. The Borrower shall have the right at any time and from time to time after the Closing Date to prepay the Loans, in whole or in part, upon at least one Business Day’s prior written notice (or telephone notice promptly confirmed by written notice) to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  Each notice of prepayment shall specify the prepayment date and the principal amount of the Loans to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such principal amount of the Loans by the amount stated therein on the date stated therein.

(b)      Mandatory.  The Borrower shall prepay the Loans in accordance with the following:

(i)      If any Loan Party or any of its Subsidiaries Disposes of any Property (including any sale or issuance by any Loan Party or any of its Subsidiaries of any of its Capital Stock (other than Disqualified Capital Stock and any sales or issuances of Capital Stock to another Loan Party)) (other than any Disposition of any inventory permitted by Section 6.06(a)) which results in the realization by such Person of Net Cash Proceeds in excess of $1,000,000 in the aggregate during the term of this Agreement, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds no later than two Business Days following receipt thereof by such Person (such prepayments to be applied as set forth in clause (iv) below); provided, however, that with respect to such Net Cash Proceeds, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of receipt of such Net Cash Proceeds), and so long as no Default or Event of Default shall have occurred and be continuing, such Loan Party or such Subsidiary may apply such Net Cash Proceeds to reinvest in the purchase of capital assets useful in the business of such Loan Party or such Subsidiary, in each case to be used in the business of such Loan Party or such Subsidiary within 180 days following the date of receipt of such Net Cash Proceeds (or, if within such 180-day period, such Loan Party or such Subsidiary enters into a binding commitment to so reinvest such Net Cash Proceeds, within 360 days following the date of receipt of such Net Cash Proceeds); provided, further, that if within such 180-day (or, to the extent applicable, 360-day) period after the date of receipt by such Loan Party or such Subsidiary of such Net Cash Proceeds, such Loan Party or such Subsidiary has not so used all or a portion of such Net Cash Proceeds otherwise required to be applied as a mandatory repayment pursuant to this Section 2.05(b)(i), the remaining portion of such Net Cash Proceeds shall be applied as a mandatory repayment in accordance with the requirements of this Section 2.05(b)(i) on the last day of such 180-day (or, to the extent applicable, 360-day) period.

(ii)      Within two Business Days following any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries in excess of $1,000,000 in the aggregate during the term of this Agreement, and not otherwise included in this Section 2.05(b), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clause (iv) below); provided, however, that with respect to such Extraordinary Receipts, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of receipt of such Extraordinary Receipts), and so long as no Default or Event of Default shall have occurred and be continuing, such Loan Party or such Subsidiary may apply such Extraordinary Receipts to reinvest in the purchase of assets useful in the business of such Loan Party or such Subsidiary, in each case to be used in the business of such Loan Party or such Subsidiary within 180-days following the date of receipt of such Extraordinary Receipts (or, if within such 180-day period, such Loan Party or such Subsidiary enters into a binding commitment to so reinvest such Extraordinary Receipts, within 360 days following the date of receipt of such Extraordinary Receipts); provided, further, that if within such 180-day (or, to the extent applicable, 360-day) period after the date of receipt by such Loan Party or such Subsidiary of such Extraordinary Receipts, such Loan Party or such Subsidiary has not so used all or a portion of such Extraordinary Receipts otherwise required to be applied as a mandatory repayment pursuant to this sentence, the remaining portion of such Extraordinary Receipts shall be applied as a mandatory repayment in accordance with the requirements of this Section 2.05(b)(ii) on the last day of such 180-day (or, to the extent applicable, 360-day) period.

(iii)                 Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 6.01), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom no later than two Business Days following receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clauses (iv) and (v) below).

(iv)                 Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be shared among the Lenders ratably.

(c)      All prepayments of Loans under this Section 2.05 (and any repricing or amendment that effectively refinances any Loans hereunder), shall be made in an amount equal to the sum of (x) 100% of the principal amount of such Loans being prepaid (or repriced or effectively refinanced) plus (y) all accrued and unpaid interest on the amount of principal of such Loans being prepaid (or repriced or effectively refinanced) to but excluding the date of such prepayment (or repricing or refinancing) plus (z) the applicable Prepayment Premium. No amounts repaid hereunder may be reborrowed.

Section 2.06.  Interest Rates and Payment Dates.  (a) Except as provided in Section 2.06(b), (x) each LIBOR Rate Loan shall bear interest on the unpaid principal amount thereof from and including the date of such LIBOR Rate Loan to and excluding the date such principal amount shall be paid in full, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Adjusted LIBOR Rate for such Interest Period and (y) each Base Rate Loan shall bear interest on the unpaid principal amount thereof from and including the date of such Base Rate Loan to and excluding the date such principal amount shall be paid in full, at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate. Accrued interest on each Loan shall be payable in arrears in cash on each Interest Payment Date.

(b)      Upon the occurrence and during the continuance of a Default under Section 7.01(a) or Section 7.01(g), the Borrower shall pay interest on (i) the unpaid principal amount of each Loan owing to each Lender, payable in arrears on the dates and in the manner referred to in clause (a) above, and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Loan pursuant to clause (a) above; and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum that would be required to be paid at such time in respect of such amounts.

Section 2.07.  Payments and Computations.  (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off, not later than 2:00 p.m. on the day when due in U.S. Dollars to the Administrative Agent at the Administrative Agent’s Account, in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.08) to the Lenders for the account of their respective Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.06(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under any Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)      All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)      Whenever any payment hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

(d)      Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

(e)      The Loan Parties’ obligation to pay all amounts due hereunder and under any other Loan Documents shall not be affected by any circumstance whatsoever, including:

(i)      any setoff, counterclaim, recoupment, deduction, abatement, suspension, diminution, reduction, defense or other right which any Loan Party may have against any supplier, whether such supplier was paid from the proceeds of Loans or otherwise, for any reason whatsoever arising under or pursuant to any supply agreement or otherwise relating to the purchase of goods, other property or services from or by any such supplier;

(ii)      any defect in the condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, any equipment or material provided by any such supplier;

(iii)                 any actual or alleged default by any such supplier or any other Person under any supply agreement; or

(iv)                 any other fact or circumstance relating to any supply agreement.

Section 2.08.  Taxes.  (a) Except as required by applicable law, any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any and all present or future taxes, duties, fees, levies, imposts, deductions, assessments, withholdings or other charges (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto (“Taxes”). If any Loan Party or the Administrative Agent shall be required by law (as determined in good faith by the applicable Loan Party or the Administrative Agent, as the case may be) to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent, (i) in the case of any Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as may be necessary so that after the applicable Loan Party and the Administrative Agent have made all required deductions or withholding (including deductions or withholding applicable to additional sums payable under this Section 2.08) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholding been made, (ii) the Loan Parties shall make all such deductions or withholding and (iii) the Loan Parties shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)      In addition, the Loan Parties shall timely pay to the relevant Governmental Authority any present or future stamp, court or documentary, or similar Taxes that arise from any payment made under any Loan Document or from the execution, delivery, enforcement or registration of, performance under, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c)      The Loan Parties shall indemnify each Lender and the Administrative Agent for and hold them harmless against the full amount of Indemnified Taxes imposed on or paid by such Lender or the Administrative Agent (as the case may be), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. This indemnification shall be made within 10 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.06(g) relating to the requirement to maintain a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising in connection therewith, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate from the Administrative Agent as to the amount of such payment or liability delivered to a Lender shall be conclusive absent manifest error.

(d)      Within 30 days after the date of any payment of Taxes, the applicable Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt, or such other evidence of such payment reasonably satisfactory to the Administrative Agent or the applicable Lender.

(e)      Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.08(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.   (ii)  Without limiting the generality of the foregoing, (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (i)  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (ii)  executed originals of IRS Form W-8ECI; (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or (iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.  Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

Section 2.09. Lender’s Obligation to Mitigate.  If the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.08, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.08 in the future, (ii) would not subject such Lender to any unreimbursed cost or expense and (iii) would not otherwise be disadvantageous to such Lender. The Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 2.10.  Sharing of Payments, Etc.  If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Loans owing to it (other than amounts received pursuant to Section 2.08) in excess of its ratable share of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower or a Lender, as the case may be, in the amount of such participation.

Section 2.11.  Warrants.  (a) In connection with the borrowing of the Loans by the Borrower and as an inducement to the Lenders to make the Loans, the Borrower has agreed to authorize the issuance to the Warrantholders its warrants, initially exercisable to purchase up to an aggregate of 337,500 shares of its Common Stock (subject to adjustment and limitations on exercisability as therein provided), at an initial exercise price of $12.7552 per share to be substantially in the form of Exhibit G attached hereto (all such warrants initially issued pursuant to this Agreement, or delivered in substitution or exchange for any thereof, being collectively called the “Warrants” and, individually, a “Warrant”). Notwithstanding anything to the contrary set forth herein, the Loans and the Warrants will be immediately separable and separately transferable (subject in the case of Warrants to the applicable restrictions set forth therein and the Organizational Documents of the Borrower), and, subject to the limitations set forth therein, the Warrants shall be immediately exercisable, in each case immediately after the consummation of the transactions contemplated by this Agreement.

(b)      Subject to the terms and conditions set forth in this Agreement, on the Closing Date the Borrower will issue the Warrants to each of the Warrantholders, in aggregate amounts equal, with respect to each Warrantholders, to the respective amounts set forth on Schedule I hereto opposite such Warrantholder’s name. On the Closing Date, subject to satisfaction of the conditions set forth herein, the Borrower will deliver to each Warrantholder a Warrant or Warrants registered in such Warrantholder’s name or Warrants in the name of its nominee, such Warrants to be duly executed and dated the Closing Date, representing the aggregate number of the Warrants to be purchased by such Warrantholder as shown on Schedule I hereto, such Warrants to be in such denominations as such Warrantholder may specify by two (2) Business Days’ prior written notice to the Borrower (or, in the absence of such notice, one Warrant registered in such Warrantholder’s name representing the aggregate number of warrants deliverable to such Warrantholder).

(c)      Allocation of Purchase Price. It is hereby agreed that, for purposes of Treasury Regulations § 1.1273-2(h), (i) the aggregate “issue price” of the Loans and Warrants on the Closing Date is equal to 99% of the principal amount of the Loans and (ii) the portion of the issue price allocated to the Warrants is 7% and the portion of the issue price allocated to the Loans is 93%. Each of the Borrower and the Warrantholders agrees to use the foregoing issue price and issue price allocation for U.S. federal income tax purposes with respect to the transactions contemplated hereby (unless otherwise required by a final determination by the Internal Revenue Service or a court of competent jurisdiction) and for all other financial accounting purposes.

Section 2.12.  Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the LIBOR Rate, or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Loans shall be suspended.  Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBOR Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBOR Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBOR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal  for such Lender to determine or charge interest rates based upon the LIBOR Rate.  Upon any such prepayment, the Borrower shall also pay accrued interest on the amount so prepaid or converted together with the Prepayment Premium.

Section 2.13.  Inability to Determine Rates.  If in connection with any request for a LIBOR Rate Loan or a continuation thereof, (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Loan, or (ii) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed Loan (with respect to clause (a)(i) above, “Impacted Loans”), or (b) the Administrative Agent or the affected Lenders determine that for any reason the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such LIBOR Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended (to the extent of the affected LIBOR Rate Loans or Interest Periods) until the Administrative Agent upon the instruction of the affected Lenders revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a continuation of LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans or Interest Periods).

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this section, the rate of interest described in clause (b) of the definition of “Base Rate” shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the affected Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

Section 2.14.  Increased Costs to Such Day; Reserves on Loans.  (a) Increased Costs Generally.  If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Rate;

(ii)           subject any Lender or the Administrative Agent to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes); or

(iii)           impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Adjusted LIBOR Rate (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)      Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)      Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)      Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.15.  Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)      any continuation, conversion, payment or prepayment of any Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)      any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow or continue any Loan on the date or in the amount notified by the Borrower; or

(c)      any assignment of a Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 9.13;

excluding any loss of anticipated profits and including loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary and reasonable administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.15, each Lender shall be deemed to have funded each Loan made by it at the LIBOR Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded.

Section 2.16. Replacement of Lenders. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.08, and in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.09, the Borrower may replace such Lender in accordance with Section 9.13.

Section 2.17. Survival. Each party’s obligations under Sections 2.08, 2.09, 2.12, 2.13, 2.14, 2.15 and 2.16 shall survive termination of the Commitments, repayment of all Loan Obligations hereunder and under the other Loan Documents, and resignation of the Administrative Agent.

ARTICLE 3

Representations and Warranties

Representations and Warranties of the Borrower.  In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to induce the Lenders to make the Loans hereunder, the Borrower makes the following representations and warranties as to itself and its Subsidiaries:

Section 3.01.  Existence and Power.  The Borrower and each of its Subsidiaries is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business in each additional jurisdiction necessary or advisable for the conduct of its business, except for such failures to so qualify in such additional jurisdictions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries has all requisite organizational power to own its Properties and to carry on its business as now being conducted and as proposed to be conducted. The Borrower and each of its Subsidiaries has all requisite organizational power to execute, deliver and perform its obligations under or with respect to this Agreement, the Notes, the Warrants and the other Loan Documents to which it is a party and the Borrower has all requisite organizational power to borrow the Loans and issue the Warrants (including the Warrant Stock) to the Lenders and Warrantholders in accordance with the terms hereof and thereof.

Section 3.02.  Authority.  The execution, delivery and performance by the Borrower and each of its Subsidiaries of this Agreement, the Notes, the Warrants and the other Loan Documents to which it is a party and the Borrower’s issuance of the Notes to the Lenders and the Warrants (including the Warrant Stock) to the Warrantholders in accordance with the terms hereof and thereof, are within such Person’s organizational powers and have been duly authorized by all necessary organizational action on the part of such Person’s board of directors (or comparable body) and, if necessary such Person’s shareholders, members or partners, as the case may be.

Section 3.03.  Binding Effect.  Each of this Agreement, the Notes, the Warrants and the other Loan Documents has been duly executed and delivered by the Borrower and each of its Subsidiaries party thereto and each of the Notes and Warrants issued has been validly issued in accordance with the terms hereof and thereof. Each of this Agreement, the Notes, the Warrants and the other Loan Documents is the legal, valid and binding obligation of the Borrower and each of its Subsidiaries party thereto enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relative to or affecting the enforcement of creditors’ rights generally in effect from time to time and by general principles of equity whether applied in equity or at law.

Section 3.04.  Capital Stock; Subsidiaries.  (a) As of the Closing Date, after giving effect to the Transactions, the authorized and issued shares of each class of Capital Stock of the Borrower and each of its Subsidiaries will be as set forth on Schedule 3.04(a). As of the Closing Date after giving effect to the Transactions, all of the issued and outstanding shares of Capital Stock of the Borrower and each of its Subsidiaries will be validly issued, fully paid and non-assessable and not subject to any pre-emptive rights and owned of record and beneficially by the Persons listed on Schedule 3.04(a) free and clear of all Liens other than Permitted Liens.

(b)      As of the Closing Date, after giving effect to the Transactions, except as set forth on Schedule 3.04(a), neither the Borrower nor any of its Subsidiaries owns any shares of Capital Stock of, or have any direct or indirect equity interest in, any other Person.

(c)      Except as set forth on Schedule 3.04(c), as of the Closing Date and after giving effect to the Transactions, there are no securities outstanding that are convertible into or exchangeable for any shares of Capital Stock of the Borrower or any of its Subsidiaries, nor are there outstanding any rights to subscribe for or purchase, or any options or warrants for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any shares of Capital Stock of the Borrower or any of its Subsidiaries or any securities convertible into or exchangeable for any such shares.

(d)      On the Closing Date, after giving effect to the Transactions, none of the Borrower or any of its Subsidiaries shall be subject to any obligation (contingent or otherwise) to repurchase, acquire or retire (i) any of its Capital Stock, (ii) any securities convertible into or exchangeable for any of its Capital Stock, or (iii) any options, warrants or other rights to subscribe for, purchase or acquire any of its Capital Stock.

Section 3.05.  Business Operations and Other Information; Financial Condition; No Material Adverse Effect.  (a) The Borrower has heretofore delivered or caused to be delivered to each Lender copies of the Audited Financial Statements (the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP (except as otherwise noted therein), consistently applied, and subject, in the case of each of the Financial Statements that are unaudited, to normal year-end audit adjustments and the absence of complete footnotes, and present fairly in all material respects the Consolidated financial position and related Consolidated income, stockholders’ equity and cash flows (as applicable) of the Borrower and its Subsidiaries as at each of the dates and for each of the periods respectively covered thereby.

(b)      As of December 31, 2013, neither the Borrower nor any of its Subsidiaries had any Indebtedness or liability, absolute or contingent, liquidated or unliquidated, or any Guarantee Obligations, contingent liabilities, liabilities for material taxes, long-term leases or unusual forward or long-term commitments, except as reflected or reserved against on the balance sheets included in the Financial Statements or described in the notes thereto.

(c)      Attached as Schedule 3.05(c) is a copy of the latest (as of the Closing Date) projections of the consolidated statements of operations, balance sheets and cash flow of the Borrower and its Subsidiaries (assuming consummation of the Transactions) for each of the fiscal years of the Borrower in the period from the Closing Date through 2015, including a detailed cash flow forecast for the 12-month period following the Closing Date. Such projections have been prepared by management of the Borrower on the basis of assumptions, set forth on Schedule 3.05(c), which such management reasonably believes as of the Closing Date are fair and reasonable in light of current and reasonably foreseeable business conditions, and represent such management’s estimate of the future financial performance (after giving effect to the Transactions) of the Borrower and its Subsidiaries, it being acknowledged that the projections and their underlying assumptions are subject to inherent uncertainties which may cause the actual results of the Borrower and its Subsidiaries to vary materially from the projected results.

(d)      Attached hereto as Schedule 3.05(d) are true and complete copies of pro forma balance sheets of the Borrower and its Subsidiaries on a consolidated basis, prepared by management of the Borrower on the basis of the historical unaudited balance sheets of the Borrower as of May 30, 2014, as though the Transactions had been completed immediately prior to such date, together with the related income statements for the 12-month period then ended. Such pro forma balance sheets and income statements each fairly presents in all material respects the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis as of the close of business on such date on a pro forma basis as if the Transactions had been completed immediately prior to such date or at the beginning of such period, as the case may be, and contains all pro forma adjustments necessary in order to fairly reflect such assumptions.

(e)      Since December 31, 2013, no development or event that individually or in the aggregate has had, or which could reasonably be expected to have, a Material Adverse Effect has occurred, and no development or event which individually or in the aggregate would have constituted, or which could reasonably be expected to constitute, a Default or Event of Default has occurred and is continuing.

Section 3.06.  Litigation; No Violation of Governmental Orders or Laws.  (a) Except as set forth on Schedule 3.06, there are no actions, suits or proceedings pending, or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or any of their respective Properties or rights which, if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)      There are no actions, suits or proceedings pending, or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which seek to enjoin, or otherwise prevent the consummation of, the transactions contemplated herein or to recover any damages or obtain any relief as a result of any of the transactions contemplated herein in any court or before any arbitrator of any kind or before or by any Governmental Authority.

(c)      Neither the Borrower nor any of its Subsidiaries is, nor will be after giving effect to the consummation of the Transactions, as the case may be, in default under or in violation of any Statute or Order, which default or violation, individually or in the aggregate together with all other such defaults and violations has had, or could reasonably be expected to have, a Material Adverse Effect.

Section 3.07.  No Conflicts with Agreements, Etc.  Neither the execution and delivery by the Borrower and its Subsidiaries of this Agreement, the Notes or any of the other Loan Documents to which it is a party, nor the offering, issuance and sale of the Loans and the Warrants by the Borrower, nor the fulfillment of, or compliance by, any Person with the respective terms, conditions and provisions hereof or thereof, nor the consummation of the Transactions, will conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens created pursuant to the Loan Documents) on any Properties or assets of the Borrower or any of its Subsidiaries pursuant to, (i) the Organizational Documents of the Borrower and its Subsidiaries, (ii) any Material Contract to which the Borrower or any such Subsidiary is a party or by which the Borrower or any such Subsidiary is bound or to which the Borrower or any such Subsidiary or any of its respective assets are subject or (iii) any Statute or Order to which the Borrower or any such Subsidiary or any of their respective assets are subject.

Section 3.08.  Consents, Etc.  No consent, approval or authorization of or declaration, registration or filing with any Governmental Authority or any nongovernmental Person is required in connection with the execution or delivery by the Borrower and its Subsidiaries of this Agreement, the Notes, the Warrants or any of the other Loan Documents or the performance by any such Person of its obligations hereunder or thereunder, or as a condition to the legality, validity or enforceability of this Agreement, the Notes, the Warrants or any of the other Loan Documents, or the consummation of any component of the Transactions, except for such consents, approvals, authorizations, declarations, registrations or filings as are listed on Schedule 3.08, all of which have been or will on or prior to the Closing Date be obtained or made and are or will then be in full force and effect, and except those which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.09.  Outstanding Indebtedness.  Schedule 6.01(a) sets forth a correct and complete list and brief description of all Indebtedness of the Borrower and its Subsidiaries (excluding any Indebtedness evidenced by the Loans) existing on the Closing Date after giving effect to the Transactions, in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto), the name of the respective borrower and any other entity which directly or indirectly guarantees such debt and all Liens securing such Indebtedness.

Section 3.10.  Taxes.  The Borrower, and each Subsidiary of the Borrower, has timely filed all U.S. federal and all material state, local and foreign tax returns, information returns and excise tax returns, forms and reports for Taxes (“Tax Returns”) with the appropriate Governmental Authority which were or are required to have been filed by or on behalf of any such Persons and all such Tax Returns are true, correct and complete and accurately reflect in all material respects all liability for Taxes of the Borrower or Subsidiary taken as a whole for the periods covered thereby. All Taxes shown to be due and payable on such returns and all other material Taxes and assessments payable by the Borrower or any Subsidiary thereof have been timely paid to the appropriate Governmental Authority, unless such Tax liability is being diligently contested in good faith and the Borrower and/or the appropriate Subsidiaries thereof, as the case may be, has adequately reserved against such Tax liability on its books and financial statements in accordance with GAAP. No material Tax liens have been filed and no material claims are being asserted with respect to any such Taxes as of the date hereof. No material Tax assessment against the Borrower, or any Subsidiary thereof has been proposed, formally or informally. The Tax liabilities of the Borrower and any Subsidiary thereof are adequately provided for on the relevant Person’s books and financial statements in accordance with GAAP.

Section 3.11.  Disclosure.  None of this Agreement nor any other document or certificate furnished to any Lender by or on behalf of the Borrower or any of its Subsidiaries in connection herewith (including the Financial Statements), taken in the aggregate, contained, as of its respective date and as of the Closing Date, and no document or certificate which shall be furnished to any Lender by or on behalf of the Borrower or any of its Subsidiaries in connection herewith, when taken as a whole with, all documents and certificates previously delivered, shall contain, as of its date of delivery, any untrue statement of a material fact, or as of any such date omitted to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time, it being acknowledged that the projections and their underlying assumptions are subject to inherent uncertainties which may cause the actual results of the Borrower and its Subsidiaries to vary from the projected results. Neither the Borrower nor any of its Subsidiaries knows of any facts (other than matters of a general economic or political nature) that individually or in the aggregate have had, or could reasonably be expected to have, a Material Adverse Effect.

Section 3.12.  Margin Regulations.  Neither the Borrower nor any of its Subsidiaries owns or intends to acquire any “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States (12 CFR 207). No part of the proceeds of the Loans or the Warrants will be used, and no part of the proceeds of any loans repaid with the proceeds from the sale of the Loans or the Warrants was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Borrower or any of its Subsidiaries in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Neither the Borrower nor any of its Subsidiaries or any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Loans to violate Regulation U, Regulation X, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System of the United States or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect. As used in this Section 3.12, the term “purpose of buying or carrying” has the meaning assigned thereto in the aforesaid Regulation U.

Section 3.13.  Pension and Benefit Plans.  (a) Except as could not reasonably be expected to have a Material Adverse Effect, with respect to each Employee Benefit Plan, each of the Borrower and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to have a Material Adverse Effect. There exists no Unfunded Pension Liability with respect to any Plans that could reasonably be expected to have a Material Adverse Effect.

(b)      Except as would  not reasonably be expected to have a Material Adverse Effect, each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan.  Except as would not reasonably be expected to have a Material Adverse Effect, With respect to each Foreign Pension Plan, none of the Borrower, any Subsidiaries or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject the Borrower or any Subsidiary, directly or indirectly, to a tax or civil penalty. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to Foreign Pension Plans could not reasonably be expected to have a Material Adverse Effect assuming proper funding and administration of such foreign Pension Plans on an ongoing basis.

Section 3.14.  Labor Matters.  As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

Section 3.15.  Possession of Franchises, Licenses, Etc.  Each of the Borrower and each of its Subsidiaries possesses all material franchises, certificates, licenses, permits, registrations, security clearances, designations, approvals and other authorizations from Governmental Authorities that are necessary for the ownership, maintenance and operation of its Properties, and for the conduct of its business as now conducted, and neither the Borrower nor any of its Subsidiaries is in violation of any thereof, except for such violations as individually or in the aggregate do not, and could not reasonably be expected to have, a Material Adverse Effect.

Section 3.16.  Intellectual Property.  The Borrower and its Subsidiaries own or otherwise possess sufficient rights to all trademarks, service marks, trade names, including all goodwill associated with any of the foregoing, patents, copyrights, domain names, including all registrations and applications for registration of any of the foregoing, inventions, technology, software, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), database rights, rights of privacy and publicity, licenses and other intellectual property and similar rights (collectively, “IP Rights”) used in, held for use in or reasonably necessary for the operation of their respective businesses as currently conducted.  Any and all IP Rights owned or purported to be owned by the Borrower or any of its Subsidiaries are owned solely and exclusively by the Borrower or one of its Subsidiaries, are owned free and clear of all Liens and, to the knowledge of the Borrower, are valid and enforceable.  Neither the Borrower nor any of its Subsidiaries, nor the use or sale of any of their products or the provision of any of their services, has materially infringed, misappropriated or otherwise violated the IP Rights of any Person.  No claim, action, suit or proceeding regarding any IP Rights is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries.

Section 3.17.  Use of Proceeds.  The proceeds from the Loans and the Warrants shall be used by the Borrower (i) to prepay in full the Manchester Seller Financing, (ii) to pay fees and expenses incurred in connection with the Transactions and (iii) for general corporate purposes consistent with the terms hereof.

Section 3.18. OFAC; Anti-Corruption Laws.  Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction.  The Borrower and its Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

Section 3.19.  Status under Certain Laws.  Neither the Borrower nor any of its Subsidiaries is an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.20.  Ranking of Loans.  The Indebtedness represented by the Loans and the other Loan Obligations under the applicable Loan Documents of the Borrower and the other Loan Parties is intended to constitute senior Indebtedness, and accordingly is, and shall be, at all times while the Loans and the other Loan Obligations remain outstanding senior in right of payment to, or pari passu with, all Indebtedness of the Loan Parties.

Section 3.21.  Solvency.  The Borrower and its Subsidiaries, taken as a whole, are Solvent on the Closing Date both before and after giving effect to the Transactions to be effected on the Closing Date and the application of the net proceeds of the Loans and the Warrants.

Section 3.22.  Restrictions on or Relating to Subsidiaries.  There does not exist any encumbrance or restriction on the ability of (x) any Subsidiary of the Borrower to pay dividends or make any other distributions on its Capital Stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary thereof, or to pay any Indebtedness owed to the Borrower or a Subsidiary thereof, (y) any Subsidiary of the Borrower to make loans or advances to the Borrower or any Subsidiary thereof or (z) any Subsidiary of the Borrower to transfer any of its properties or assets to the Borrower or any Subsidiary thereof, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) the Loan Documents with respect to clause (z) only, Liens permitted to exist pursuant to Section 6.02 and (iii) with respect to clause (z) only, customary restrictions on assignment, subletting or transfer in any lease, license or contract. Except for customary provisions of corporate law regarding payment of Restricted Payments and exchange control requirements generally applicable to transfers of foreign currency, no Subsidiary of the Borrower is subject to any law which limits the amount or timing of the repatriation of profits or the payment of dividends to foreign shareholders.

Section 3.23.  Collateral Documents.  (a) On and after the Closing Date, the Security Agreement creates, as security for the Loan Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, subject to no other Liens (other than Permitted Liens), in favor of the Collateral Agent (for the benefit of the Agents and the Lenders).  No filings or recordings are required in order to perfect the security interests created under the Security Agreement except for filings or recordings which shall have been delivered to the Administrative Agent in completed and duly authorized form on or prior to the Closing Date.

(b)      On and after the Closing Date, the Foreign Pledge Agreement creates (or after the execution and delivery thereof will create), as security for the Loan Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no other Liens (other than Permitted Liens), in favor of the Lenders. No filings or recordings are required in order to perfect the security interests created under the Foreign Pledge Agreement except for filings or recordings which shall have been delivered to the Administrative Agent in completed and duly authorized form on or prior to the Closing Date or on or prior to the required date contemplated by Section 5.08.

(c)      On and after the Closing Date, each Mortgage (if any) creates (or after the execution and delivery thereof will create), as security for the Loan Obligations, a valid and enforceable perfected security interest in and Lien on all of the real property and other mortgaged property subject thereto subject to no other Liens (other than Permitted Liens), in favor of the Lenders.  No filings or recordings are required in order to perfect the security interests created under such Mortgage except for the recordation of such Mortgage in the appropriate recording office in the city or county in which the real property is located.

Section 3.24.  Environmental Matters.  (a)  Except as would not reasonably be expected to have a Material Adverse Effect:

(i)      there are no Environmental Liabilities of or relating to the Borrower or any of its Subsidiaries of any kind whatsoever, and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such Environmental Liability;

(ii)      Hazardous Materials have not been Released on, at, under or from any property currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries;

(iii)                 neither the Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Hazardous Materials at, on, under, or from any site, location or operation; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries have been properly disposed of pursuant to Environmental Laws;

(iv)                 no Environmental Claim, fine or penalty is pending or, to the knowledge of the Borrower, threatened, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law, in each case relating to the Borrower or any of its Subsidiaries; and

(v)      the Borrower and its Subsidiaries are and have been in compliance with all Environmental Laws and have obtained and are and have been in compliance with all permits, licenses, authorizations, certificates and approvals of governmental authorities relating to or required by Environmental Laws.

(b)      There has been no material environmental investigation, study, audit, test, review or other analysis conducted of which the Borrower or any of its Subsidiaries possess or have control of in relation to the current or prior business of the Borrower or any of its Subsidiaries or any property or facility now or previously owned, leased or operated by the Borrower or any of its Subsidiaries, which has not been delivered to the Lenders at least five days prior to the date hereof.

(c)      For purposes of this Section, the terms “Borrower” and “Subsidiary” shall include any business or business entity which is, in whole or in part, a predecessor of the Borrower or any Subsidiary.

Section 3.25.  Acquired License. The Borrower has delivered to each Lender a complete and correct copy of the Thiola License Agreement (including all schedules, exhibits, amendments, supplements and modifications thereto). No Loan Party or, to the knowledge of the Borrower or each Loan Party, any other Person party to the Thiola License Agreement is in default in the performance or compliance with any material provisions thereof.  The Thiola License Agreement complies in all material respects with all applicable laws. All representations and warranties set forth in the Thiola License Agreement were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made).  The Borrower and each of its applicable Subsidiaries possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights related to the Acquired License contemplated by the Thiola License Agreement that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.

Section 3.26.  Ownership of Property; Liens. The Borrower and each of the Guarantors has title in fee simple (or local law equivalent) to all of its owned Real Property, a valid leasehold interest in all of its leased Real Property, and good title to, or a valid leasehold interest in, license to, or right to use, all its other tangible Property material to its business, in all material respects, and no such Property is subject to any Lien except Permitted Liens.  As of the Closing Date, neither the Borrower nor any of its Subsidiaries owns in fee any Real Property.

Section 3.27.  Material Contracts. As of the Closing Date (x) true, correct and complete copies of each Material Contract has been delivered, or made available to, the Lenders and (y) each of the Material Contracts then in effect is in full force and effect in all material respects.  No Loan Party or, to the knowledge of the Borrower or each Loan Party, any other Person party to any Material Contract is in default in the performance or compliance with any material provisions thereof.  Each Material Contract complies in all material respects with all applicable laws. All representations and warranties of the Borrower and its Subsidiaries set forth in each Material Contract were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made); provided that any such representation and warranty that is qualified by “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein) at the time made (or deemed made).  The Borrower and each of its Subsidiaries possess all rights and powers (including corporate or other organizational powers and authorizations) related to each Material Contract to which it is a party that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person.

ARTICLE 4

Conditions Precedent

Section 4.01. Closing Conditions.  The obligations of each Lender to make Loans on the Closing Date, and each Warrantholder’s obligation to purchase and pay for the Warrants to be purchased by it hereunder on the Closing Date, shall be subject to the satisfaction, on or before the Closing Date, of the following conditions:

(a)      Delivery of Notes and Warrants. On the Closing Date, there shall have been delivered to each Lender and Warrantholder the appropriate Notes or Warrants, as the case may be, in accordance with Sections 2.04(e) and 2.11, in each case executed by the Borrower and in form and substance provided for herein.

(b)      Proceedings Satisfactory. All corporate, organizational and other proceedings taken or to be taken in connection with the transactions contemplated to occur on the Closing Date and all documents incident thereto shall be reasonably satisfactory in form and substance to the Lenders, and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request, including, without limitation:

(i)      certificates dated as of a recent date prior to the Closing Date as to the good standing of each Loan Party in the jurisdiction where it is organized;

(ii)      certified copies of the Organizational Documents of each Loan Party with all amendments thereto to the Closing Date;

(iii)                 certified copies of resolutions of the board of directors (or comparable body) of each Loan Party authorizing the execution, delivery and performance of the Loan Documents (and in the case of the Borrower) the borrowing of the Loans and the issuance of the Warrants; and

(iv)                 certificates as to the incumbency and signatures of each of the officers of each Loan Party who shall execute any Loan Document or other document executed and delivered pursuant to or in connection herewith or therewith.

(c)      Opinions of Counsel. The Lenders shall have received from (i) Katten Muchin Rosenman LLP, U.S. counsel to the Borrower in connection with the Transactions, and (ii) NautaDutilh, Dutch counsel to the Borrower in connection with the Transactions, favorable legal opinions, each dated the Closing Date and addressed to the Lenders and the Warrantholders, covering such matters incident to the Transactions herein contemplated as the Lenders and Warrantholders may reasonably request.

(d)      Security Arrangements. (i) Each Loan Party party thereto as of the Closing Date shall have executed and delivered (A) the Foreign Pledge Agreement, and shall have delivered to the Collateral Agent, as pledgee thereunder, any and all Collateral referenced therein, (B) transfer powers and endorsements (as applicable) for all such Collateral, executed in blank and delivered by a duly Authorized Officer of the applicable pledgor or assignor, as the case may be, (C) financing statements in respect of such Collateral, to the extent requested by the Lenders, in such jurisdictions as the Lenders may request; and the Foreign Pledge Agreement shall be in full force and effect and (D) evidence of the completion of, or arrangement for, all other recordings, notations and filings of, or with respect to the Foreign Pledge Agreement or the relevant Collateral, as may be necessary or, in the reasonable opinion of the Lenders, desirable in order to perfect the security interests intended to be created by the Foreign Pledge Agreement.

(ii)      Each Loan Party party thereto as of the Closing Date shall have executed and delivered (A) the Security Agreement and shall have delivered to the Collateral Agent, as pledgee thereunder, any and all Collateral referenced therein, (B) transfer powers and endorsements (as applicable) for all such Collateral, executed in blank and delivered by a duly Authorized Officer of the applicable pledgor or assignor, as the case may be, (C) financing statements in respect of the Collateral referenced therein, to the extent requested by the Lenders, in such jurisdictions as the Lenders may request; and the Security Agreement shall be in full force and effect and (D) evidence of the completion of, or arrangement for, all other recordings, notations and filings of, or with respect to the Security Agreement or the Collateral, as may be necessary or, in the reasonable opinion of the Lenders, desirable in order to perfect the security interests intended to be created by the Security Agreement.

(iii)                 The Collateral Agent and the Lenders shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by an Authorized Officer of the Borrower, and shall have received the results of a search of the UCC filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons, in which the chief executive office of each such Person is located and in the other jurisdictions in which such Persons maintain property, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Lenders that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

(e)      Fees and Expenses. (i) The fees required to be paid on the Closing Date pursuant to Section 2.03 shall be paid concurrently with the Borrowing of the Loans, (ii) the Warrants to be issued on the Closing Date shall have been issued to the Lenders and (iii) the Agents and the Lenders shall have received reimbursement or payment of all out-of-pocket expenses (including the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel to the Lenders and counsel to the Agents) required to be reimbursed or paid by the Borrower in connection with this Agreement, the Warrants and the other Loan Documents.

(f)      Financial Statements, Projections; Pro Forma Balance Sheet; Solvency Certificate. The Lenders shall have received and be satisfied with (i) the pro forma balance sheet described in Section 3.05(d), and (ii) the Financial Statements and the projections delivered to the Lenders. The Lenders shall have been satisfied based on the foregoing documentation and a certificate from the Chief Financial Officer of the Borrower delivered to the Administrative Agent and the Lenders, that the Borrower and each of its Subsidiaries, taken as a whole, are Solvent on the Closing Date both before and after giving effect to the Transactions to be effected on the Closing Date and the application of the net proceeds of the Loans and the Warrants.

(g)      Insurance. The Administrative Agent and the Lenders shall have received certificates of insurance and other evidence satisfactory to the Lenders that the insurance required under Section 5.06 is in full force and effect (together with a customary insurance broker’s letter).

(h)      Repayment of Manchester Seller Financing.  The Manchester Seller Financing shall have been prepaid in full and the Manchester Seller Liens and all other security in support thereof shall have been discharged and released in connection therewith, and the Lenders shall have received evidence thereof that is reasonably satisfactory to the Lenders. Immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and its Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (x) Indebtedness outstanding under this Agreement, (y) the Convertible Notes and (z) Indebtedness set forth on Schedule 6.01(a).

(i)      Acquired License.  The Borrower shall have (x) purchased the Acquired License pursuant to the Thiola Licensing Agreement and paid all the related transaction costs (it being understood and agreed such condition precedent is satisfied) and (y) delivered to each Lender a complete and correct copy of the Thiola License Agreement (including all schedules, exhibits, amendments, supplements and modifications thereto), all servicing, supply, marketing, manufacturing and distribution agreements related to the Acquired License, and all such documentation shall be in form and substance reasonably satisfactory to the Lenders.

(j)      Related Party Agreements. The Borrower shall have delivered to the Administrative Agent and each Lender any contract or agreement between the Borrower and its Subsidiaries or any other Affiliate, and all such documentation shall be in form and substance satisfactory to the Lenders.

(k)      Borrowing Notice.  The Administrative Agent and Lenders shall have received a Notice of Borrowing in accordance with Section 2.02.

(l)      No MAE. Since December 31, 2013, there shall have not been any change or effect that could reasonably be expected to have a Material Adverse Effect.

(m)        No Default. Immediately before and after the Borrowing on the Closing Date, no Default or Event of Default shall have occurred and be continuing.

(n)      Representations and Warranties. The representations and warranties of the Loan Parties contained in the Loan Documents, in the Thiola Licensing Agreement and the other documents relating to the Acquired License, shall in each case be true and correct in all material respects on and as of the Closing Date except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct as of such earlier date; provided that any such representation and warranty that is qualified by “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein) as of the Closing Date or such earlier date, as applicable.

(o)      Consents.  All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions, the Thiola Licensing Agreement and the acquisition of the Acquired License, and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

(p)      Closing Certificate.  The Lenders shall have received a duly executed Officer’s Certificate from a Financial Officer of the Borrower (x) certifying compliance with the conditions precedent set forth in paragraphs (l) through (o) of this Section 4.01 and (y) attaching thereto a duly executed Compliance Certificate demonstrating pro forma compliance with the Financial Covenants as of the last day of the most recently ended Measurement Period.

(q)      USA PATRIOT Act.  The Administrative Agent and the Lenders shall have received, to the extent requested prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

ARTICLE 5

Affirmative Covenants of the Borrower

Section 5.01.  Financial Statements and Information.  The Borrower shall furnish to the Lenders:

(a)      Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter) in each fiscal year of the Borrower, copies of the unaudited Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such month and the related Consolidated statements of income, stockholder’s equity and cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, and stating in comparative form (i) the Consolidated figures as of the end of and for the corresponding date and period in the previous fiscal year and (ii) the corresponding figures from the Consolidated budget of the Borrower and its Consolidated Subsidiaries for such period, all Certified by the Chief Financial Officer of the Borrower;

(b)      Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower:

(i)      copies of the audited Consolidated  balance sheets of the Borrower and its Consolidated Subsidiaries, as of the end of such fiscal year, together with,  the related audited Consolidated statements of income, stockholders’ equity and cash flows for such fiscal year, and the notes thereto, all in reasonable detail and stating in comparative form (A) the respective audited Consolidated figures as of the end of and for the previous fiscal year and (B) the corresponding figures from the Consolidated budget of the Borrower and its Consolidated Subsidiaries for such fiscal year,  and in the case of each of such audited Consolidated financial statements (excluding any statements in comparative form to be corresponding figures from the Consolidated budget), accompanied by a report thereon of an independent public accountant of recognized international standing selected by the Borrower and reasonably acceptable to the Majority Lenders (the “Accountant”), which report shall be unqualified as to going concern and scope of audit and shall state that such Consolidated financial statements present fairly in all material respects the Consolidated financial position of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and their Consolidated results of operations, stockholders’ equity and cash flows for such fiscal year in conformity with GAAP and that the examination by the Accountant in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards; and

(ii)      a written statement of the Accountant stating that in making the examination necessary for their report on such financial statements they obtained no knowledge of any event or condition constituting a Default or Event of Default, or if the Accountant shall have obtained such knowledge, specifying the nature and status thereof;

(c)      Compliance Certificates. Concurrently with the financial statements furnished pursuant to clauses (a) and (b) of this Section 5.01, a Compliance Certificate (x) stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, no Default or Event of Default exists or has existed during such period or, if such a Default or Event of Default shall exist or have existed, the nature and period of existence thereof and what action the Borrower and its Subsidiaries have taken, are taking or propose to take with respect thereto and (y) containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the Financial Covenants as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and, in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with the Financial Covenants, a statement of reconciliation conforming such financial statements to GAAP;

(d)      Events of Default. Promptly after becoming aware of the existence of any Default or Event of Default, an Officer’s Certificate of the Borrower specifying the nature and period of existence thereof and what action the Borrower and/or any of its Subsidiaries have taken, are taking or propose to take with respect thereto an Officer’s Certificate of the Borrower describing the nature and status of such matters and what action the Borrower and/or such Subsidiary is taking or proposes to take with respect thereto;

(e)      Litigation and Proceedings. Promptly (and in any event within three (3) Business Days) after the Borrower or any of its Subsidiaries knows of (i) the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any Property of any of them or which relates to any Loan Document, including those relating to or arising out of any Environmental Law, or (ii) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, could reasonably be expected to have a Material Adverse Effect, an Officer’s Certificate of the Borrower describing the nature and status of such matter in reasonable detail;

(f)      Annual Budget; Insurance Coverage. As soon as available, and in any event no later than thirty (30) days prior to the end of each fiscal year of the Borrower (x) a detailed consolidated month-by-month budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year, which shall in each case be accompanied by an Officer’s Certificate of the Chief Financial Officer of the Borrower stating that such projections are based on reasonable estimates, information and assumptions; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time, it being acknowledged that the projections and their underlying assumptions are subject to inherent uncertainties which may cause the actual results of the Borrower and its Subsidiaries to vary from the projected results and (y) a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(g)      SEC Correspondence and Other Information. Promptly after (w) receipt thereof (and in any event within five Business Days after receipt thereof) by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof, (x) any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them, (y) the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto and (z) the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to this Section 5.01;

(h)      Material Contracts. Promptly after receipt thereof (and in no event later than three (3) Business Days after receipt thereof) by any Loan Party or any Subsidiary thereof, copies of all material notices, requests and other documents, including notices of cancellation or termination so received under or pursuant to any Material Contract or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by any Lender (or the Administrative Agent on behalf of any Lender), such information and reports regarding the Material Contracts and such instruments, indentures and loan and credit and similar agreements as such Lender may reasonably request;

(i)      PATRIOT Act.  Promptly after the request by the Administrative Agent or any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”).

(j)      Destruction or Damage to Collateral.  Promptly after the occurrence thereof, notice of damage or destruction to any material portion of the Collateral.

(k)      Annual Collateral Updates.  At the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.01(b), a certificate of a Financial Officer setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this clause (k).

(l)      Other Information. Any other information, including financial statements and computations, relating to the performance of obligations arising under this Agreement and/or the affairs of the Borrower or any of its Subsidiaries that the Lenders may from time to time reasonably request and which is capable of being obtained, produced or generated by the Borrower or such Subsidiary using their commercially reasonable efforts.

Section 5.02.  Inspection of Properties and Books.  Each Lender and its designated representatives, shall have the right, at the Borrower’s expense (i) to review the books and records and visit and inspect the Collateral and any of the other Properties of the Borrower and its Subsidiaries at reasonable times, on reasonable notice as often as reasonably requested, (ii) to make copies and extracts therefrom at their expense, and (iii) to discuss their affairs, finances and accounts with, and to be advised as to the same by, their officers and senior employees and their independent public accountants (and by this provision the Borrower authorizes the Accountant to discuss their affairs, finances and accounts and those of its Subsidiaries, whether or not any of such representatives is present, it being understood that nothing contained in this Section 5.02 is intended to confer any right to exclude any such representative from such discussions), during normal business hours and upon prior notice to the Borrower; provided that prior to the occurrence of an Event of Default, the rights set forth in this Section 5.02 may not be exercised more than one time in any calendar year. The Lenders shall be entitled to meet with the senior management of the Borrower and its Subsidiaries at least once during each fiscal year to discuss the Borrower’s and its Subsidiaries’ financial statements, business, assets, operations and prospects.

Section 5.03.  Payment of Principal, Prepayment Charge and Interest.  The Borrower shall duly and punctually pay the principal of, and interest on the Loans and shall timely pay and perform all other obligations in accordance with the terms of the applicable Loan Documents and shall cause each Subsidiary to comply with all of the covenants, agreements and conditions contained in the applicable Loan Documents to which such Subsidiary is a party.

Section 5.04.  Payment of Obligations and Taxes.  The Borrower shall, and shall cause each of its Subsidiaries to, pay its Indebtedness and other obligations promptly and in accordance with their terms where the failure to pay could reasonably be expected to have a Material Adverse Effect. In addition, the Borrower shall, and shall cause each of its Subsidiaries to (i) pay and discharge promptly when due all Taxes, assessments and other governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, could reasonably be expected to have a Material Adverse Effect; provided that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books reserves with respect thereto in accordance with GAAP and (ii) timely and correctly file all material Tax Returns required to be filed by it.

Section 5.05.  Maintenance of Existence; Compliance.  The Borrower shall and shall cause each of its Subsidiaries to do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.04 or, in the case of any of its Subsidiaries, where the failure to perform such obligations, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (ii) obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations and IP Rights owned by Borrower or its Subsidiaries material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable Requirements of Law (including any and all zoning, building, ordinance, code or approval or any building permits, any restrictions of record or agreements affecting the Real Property and Environmental Laws (including any requirements relating to the investigation or remediation of any Release of Hazardous Materials)) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except in each case where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; pay and perform its obligations under all Real Property Leases and leases of personal Property except where the failure to pay or perform, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; provided that nothing in this Section 5.05 shall prevent (x) consolidations or mergers by or involving the Borrower or any of its Subsidiaries in accordance with Section 6.04; (y) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or (z) the abandonment in the ordinary course of business by the Borrower or any of its Subsidiaries of any rights, franchises, nonexclusive licenses, immaterial IP Rights or immaterial leases that the Borrower or such Subsidiary reasonably determines are not useful to its business.

Section 5.06.  Maintenance of Property; Insurance.  (a) The Borrower shall and shall cause each of its Subsidiaries to do or cause to be done all things necessary to at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (ordinary wear and tear, casualty and condemnation excepted) and shall make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; provided that nothing in this Section 5.06(a) shall prevent (i) sales of assets, consolidations or mergers by or involving the Borrower or any of its Subsidiaries in accordance with Section 6.04; (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or (iii) the abandonment in the ordinary course of business by the Borrower or any of its Subsidiaries of any rights, franchises, nonexclusive licenses, immaterial IP Rights or immaterial leases that such Person reasonably determines are not useful to its business.

(b)      The Borrower shall and shall cause each of its Subsidiaries to keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any property owned, occupied or controlled by it; and maintain such other insurance as may be required by law, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Majority Lenders, it being acknowledged and understood that the amounts and policies in effect on the Closing Date are acceptable.

Section 5.07.  Books and Records.  The Borrower shall and shall cause each of its Subsidiaries to keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all applicable Statutes are made of all dealings and transactions in relation to its business and activities.

Section 5.08. Additional Collateral and Guarantors; Further Assurances.  (a) Upon the formation or acquisition of any new direct or indirect domestic Wholly Owned Subsidiary of the Borrower (other than an Excluded Domestic Subsidiary), the Borrower shall (or shall cause such new Subsidiary to), at the Borrower’s expense: (i) within five (5) Business Days after such formation or acquisition (A) execute and deliver to the Collateral Agent (x) a new pledge agreement or such amendments or supplements to each applicable Pledge Agreement and/or (y) such amendments or supplements to the Security Agreement, in each case as the Lenders reasonably shall deem necessary or advisable to (I) grant to the Collateral Agent (for the benefit of the Lenders and the Agents) a Lien on (a) all of the Capital Stock of each of its Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) and Foreign Subsidiaries (other than Excluded Foreign Subsidiaries), (b) sixty-five percent (65%) of the outstanding voting Capital Stock and one hundred percent (100%) of the outstanding non-voting Capital Stock of each Excluded Foreign Subsidiary directly or indirectly owned by any Loan Party and (c) all of the other Property of such new Subsidiary required to be pledged as Collateral under the Collateral Documents to secure payment of the Loan Obligations and (II) cause such Subsidiary to guarantee the other Loan Parties’ obligations under the Loan Documents under the terms of the Security Agreement, (B) deliver to the Collateral Agent the certificates (if any) representing such Capital Stock and any Collateral consisting of promissory notes, in each case, together with undated transfer powers or endorsements, as the case may be, executed and delivered in blank by a duly Authorized Officer of such Person and (C) furnish to the Lenders (with a copy to the Collateral Agent) a supplement to the Perfection Certificate providing, among other things, the description of the real and personal properties of such Subsidiary, in detail satisfactory to the Majority Lenders and (ii) as promptly as practicable take all other actions necessary or advisable to cause the Liens created by the Collateral Documents to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Lenders.

(b)      With respect to any fee interest in Real Property acquired by any Loan Party having a Fair Market Value, as determined in good faith by the Borrower, in excess of $1,000,000 owned by a Person that is or becomes a Loan Party after the Closing Date, the Borrower shall (or shall cause such Subsidiary to) within 90 days (or such longer period as the Majority Lenders, in their sole discretion, shall agree) of such acquisition, execute a Mortgage in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Lenders and the Agents, provide such other title insurance, flood insurance, environmental audits, local counsel opinions, surveys and appraisals, in each case in form and substance reasonably satisfactory to the Majority Lenders, as the Majority Lenders may reasonably request, and provide evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Majority Lenders, desirable effectively to create a valid, perfected, first priority Lien, subject to Permitted Liens, against the properties purported to be covered thereby.

(c)      The Borrower shall, and shall cause each of its direct and indirect Wholly Owned Subsidiaries (other than an Excluded Domestic Subsidiary or any Excluded Foreign Subsidiary) to, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time (for the benefit of the Lenders and the Agents) such notes, vouchers, invoices, notations, schedules, confirmatory assignments, confirmatory conveyances, financing statements, transfer endorsements, confirmatory powers of attorney, certificates, reports and other assurances or confirmatory instruments and take such further steps relating to the Collateral as the Majority Lenders may reasonably require pursuant to this Section 5.08. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent and the Lenders such opinions of counsel and other related documents as may be reasonably requested by the Lenders to assure themselves that this Section 5.08 has been complied with.  Notwithstanding anything herein to the contrary, the obligation of any new direct or indirect Wholly Owned Subsidiary (other than an Excluded Domestic Subsidiary or any Excluded Foreign Subsidiary) of the Borrower to provide additional Collateral and to become a Guarantor hereunder shall not apply to any AcquisitionCo Subsidiary so long as the prohibition on such AcquisitionCo Subsidiary providing security and credit support under the Loan Documents remains in effect in the definitive documentation relating to the applicable Non-Recourse Indebtedness of such AcquisitionCo Subsidiary.

Section 5.09.  Maintenance of Licenses; Material Contracts.  The Borrower shall comply in all respects with, and preserve and maintain, and cause each of its Subsidiaries to comply in all respects with, and preserve and maintain, all necessary authorizations, permits and licenses (including, without limitation, the Acquired License) in connection with its right to engage in business of the same general type as now conducted by it except where the failure would not reasonably be expected to have a Material Adverse Effect. Each Loan Party shall comply in all respects with, and cause each of its Subsidiaries to comply in all respects with, all applicable biopharmaceutical Statutes and Orders and each of the Contractual Obligations of such Loan Party or such Subsidiary except where the failure to comply would not reasonably be expected to have a Material Adverse Effect. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, each Material Contract to which it is a party in full force and effect, enforce each such Material Contract in accordance with its terms except where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

Section 5.10.  Employee Benefits.  The Borrower shall (a) comply in all material respects with the provisions of ERISA and the Code applicable to employee benefit plans as defined in Section 3(3) of ERISA and the laws applicable to any Foreign Pension Plan, (b) furnish to the Lenders as soon as possible, and in any event within ten days, after any responsible officer of Holdings, the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred or is reasonably expected to occur that, alone or together with any other ERISA Event that has occurred or is reasonably expected to occur that could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $1,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto and (c) promptly and in any event within 30 days after the filing thereof with the United States Department of Labor, furnish to the Lenders copies of each Schedule SB (Actuarial Information) to the Annual Report (Form 5500 Series) with respect to each Plan, if any.

Section 5.11.  Quarterly Lender Calls.  Upon the request of the Administrative Agent or the Majority Lenders, the Borrower shall participate in quarterly conference calls with the Lenders, in each case at such times as may be agreed to by the Borrower and the Administrative Agent or the Majority Lenders.

Section 5.12.  Control Accounts.  Within 10 Business Days after the Closing Date (or such longer period as the Majority Lenders, in their sole discretion, shall agree), the Borrower shall cause, and shall cause each of its Subsidiaries to cause, all revenues, distributions, dividends and other amounts received or receivable by it to be deposited into an Account subject to a Control Agreement; provided that no such Control Agreement shall be required with respect to any Excluded Account holding proceeds of any assets of such AcquisitionCo Subsidiary.

Section 5.13.  Information Regarding Loan Parties.  (a) The Borrower shall furnish to the Administrative Agent and the Lenders prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

Section 5.14.  Intellectual Property.  The Borrower shall, and shall cause each of its Subsidiaries to, at its sole cost and expense (a) not take any act or omit to take any commercially reasonable act whereby any material IP Rights owned by the Borrower or any of its Subsidiaries may lapse or be abandoned, forfeited, dedicated to the public, invalidated or materially impaired in any way other than in the ordinary course of business or as consistent with the Borrower’s or such Subsidiary’s past practice, (b) take commercially reasonable actions to protect against and prosecute infringements, dilutions, misappropriations and other violations of material IP Rights owned by the Borrower or any of its Subsidiaries (including commencement of suit), and not settle or compromise any pending or future litigation or administrative proceeding with respect to such IP Rights, except as shall be consistent with commercially reasonable business judgment and (c) take commercially reasonable steps to protect the secrecy of all of its material trade secrets.

ARTICLE 6

Negative Covenants of the Borrower

The Borrower covenants and agrees that, until all of the Loan Obligations have been irrevocably and indefeasibly paid in full in Cash and no Loans are outstanding that:

Section 6.01.  Indebtedness.  (a) The Borrower shall not and shall not permit any of its Subsidiaries to incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except that the Borrower and its Subsidiaries may incur, create, assume or permit to exist:

(i)      Indebtedness incurred under the Loan Documents;

(ii)      (a) the Convertible Notes and (b) any Permitted Refinancing Indebtedness in respect thereof;

(iii)     (a) Indebtedness of the Borrower and its Subsidiaries outstanding on the Closing Date and listed on Schedule 6.01(a) and (b) any Permitted Refinancing Indebtedness in respect thereof;

(iv)     (a) Non-Recourse Indebtedness of any Subsidiary (other than an existing Guarantor) (an “AcquisitionCo Subsidiary”) incurred in connection with a Permitted Acquisition by such AcquisitionCo Subsidiary of an Acquired Entity or Business and (b) any Permitted Refinancing Indebtedness in respect thereof;

(v)      Indebtedness of a Subsidiary of the Borrower owed to the Borrower or a Wholly Owned Subsidiary of the Borrower, which Indebtedness (x) in the case of Indebtedness owed to a Loan Party, constitutes “Pledged Collateral” under the Security Agreement, (y) be on terms (including subordination terms) acceptable to the Administrative Agent and the Lenders and (z) be otherwise permitted under the provisions of Section 6.07;

(vi)                 Indebtedness represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or other Indebtedness incurred or assumed for the purpose of financing or refinancing all or any part of the purchase price, lease expense or cost of any property or asset, tangible or intangible, (including IP Rights) used in the Borrower’s or any of its Subsidiary’s business or reasonably related or ancillary thereto; provided that the principal amount of such Indebtedness so incurred when aggregated with other Indebtedness previously incurred in reliance on this clause (vi) (and permitted refinancing with respect thereto) and still outstanding shall not in the aggregate exceed $########*;

_________________
* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Current Report on Form 8-K.

(vii)                 Obligations under interest rate swap agreements and other interest rate hedging instruments, currency swap agreements, currency forward contracts or other currency hedging instruments, in each case entered into on a non-speculative basis and in the normal course of business; provided that the Agreement Value of such Indebtedness together with the Agreement Value of other Indebtedness previously incurred in reliance on this clause Section 6.01(a)(vii) and still outstanding shall not in the aggregate exceed at any time $########*;

(viii)                 Indebtedness in respect of workers’ compensation and claims arising under similar legislation, or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit; and

(ix)                 Indebtedness arising from (w) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of incurrence, (x) bankers’ acceptances, performance, surety, judgment, appeal or similar bonds, instruments or obligations, (y) completion guarantees provided or letters of credit obtained by the Borrower or any of its Subsidiaries in the ordinary course of business; and (z) the financing of insurance premiums in the ordinary course of business; and

(x)      other Indebtedness not permitted to be incurred under this Section 6.01(a) in an aggregate amount not to exceed $ ########* at any time; provided that such Indebtedness is subordinated to the Loan Obligations on terms reasonably satisfactory to the Lenders.

(b)      For purposes of determining any particular amount of Indebtedness under this Section 6.01:

(i)      obligations with respect to letters of credit, guarantees or Liens, in each case supporting Indebtedness otherwise included in the determination of such particular amount will not be included;

(ii)      accrual of interest, accrual of dividends, the accretion of accreted value and the obligation to pay commitment fees will not be treated as Indebtedness.

Section 6.02.  Liens.  The Borrower shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property or revenues, whether now owned or hereafter acquired, excluding, however, from the operation of the foregoing restrictions the following:

_________________
* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Current Report on Form 8-K.

(a)      Liens created or existing under the Loan Documents;

(b)      Liens created or existing under Indebtedness permitted pursuant to Section 6.01(a)(iv);

(c)      Liens existing on the Closing Date and listed on Schedule 6.02(a) and any renewals or extends thereof; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 6.01(a)(vi), (iii) the direct or any contingent obligor with respect thereto is not changed, (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 6.01(a)(vi) and (v) such Liens secure Indebtedness outstanding in an aggregate principal amount not to exceed $########*.

(d)      Liens securing Indebtedness permitted under Section 6.01(a)(vii); provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or Fair Market Value, whichever is lower, of the Property being acquired on the date of acquisition;

(e)      any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such event; provided that such Lien shall not attach to any asset held by the Borrower or any Subsidiary of the Borrower immediately prior to such Person becoming a Subsidiary of the Borrower;

(f)      any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary of the Borrower and not created in contemplation of such event; provided that such Lien shall not attach to any asset held by the Borrower or any Subsidiary of the Borrower immediately prior to such merger or consolidation;

(g)      Liens for ad valorem property taxes not yet due or Liens for taxes which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(h)      carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

_________________
* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Current Report on Form 8-K.

(i)      pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(j)      deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(k)      easements, rights-of-way, restrictions and other similar encumbrances affecting Real Property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(l)      licenses, sublicenses and other grants of rights under any IP Rights and any interest or title of a lessor or sublessor or licensor or sublicensor under any non-exclusive licenses, in each case granted in the ordinary course of business, not interfering in a material respect with the business of the Borrower or any of its Subsidiaries and not prohibited by this Agreement;

(m)        Liens arising from precautionary UCC (or personal property security law) financing statements filed under any lease permitted by this Agreement;

(n)        Liens (i) in favor of collecting banks arising under Section 4-210 of the UCC or, with respect to collecting banks located in the State of New York, under Section 4-208 of the UCC or (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business;

(o)        Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(p)      Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien); and

(q)      Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.01(h).

Section 6.03.  Sale And Leasebacks.  The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal Property in connection with any sale and leaseback transaction other than in respect of Capitalized Lease Obligations permitted by Section 6.01(a).

Section 6.04.  Mergers, Consolidations, Etc.  The Borrower shall not, and shall not permit any of its Subsidiaries to, merge into or consolidate with any Person or permit any Person to merge into it, or sell, transfer, lease or otherwise Dispose of all or substantially all of the Capital Stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that (x) any Subsidiary of the Borrower may be merged, consolidated, dissolved, amalgamated or liquidated with or into the Borrower (so long as the surviving Person of such merger, consolidation, dissolution, amalgamation or liquidation is the Borrower) or any Guarantor (so long as the surviving Person of such merger, consolidation, dissolution, amalgamation or liquidation is a Guarantor) and (y) any Subsidiary of the Borrower that is not a Loan Party may be merged, consolidated, dissolved, amalgamated or liquidated with or into any other Subsidiary; provided that any such merger, consolidation, dissolution, amalgamation or liquidation pursuant to this clause (y) shall only be permitted pursuant to this Section 6.04, so long as (a) no Default or Event of Default then exists or would exist immediately after giving effect thereto and (b) any security interests granted to the Collateral Agent for the benefit of the Lenders and the Agents in the Property of (and Capital Stock issued by) any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation, amalgamation or liquidation).

Section 6.05. [Reserved].

Section 6.06.  Sales, Etc. of Assets.  The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise Dispose of (in one transaction or in a series of transactions) or grant any option or other right to purchase, lease or otherwise acquire any of its assets; provided that, subject to the requirements of Section 6.04, this Section 6.06 shall not prohibit:

(a)      the Borrower or any of its Subsidiaries from selling, transferring or otherwise Disposing of obsolete, uneconomic or surplus Property, in each case in the ordinary course of business, on an arm’s-length basis and for consideration that is at least 75% Cash or Cash Equivalents and which is equal to the Fair Market Value of such assets and is paid at the time of the closing of such sale, transfer or other Disposition; provided that the Net Cash Proceeds therefrom are applied as (and to the extent) required by Section 2.05(b).

(b)      the Borrower or the Guarantors from entering into any sublicense with any other Loan Party in respect of IP Rights in each case in the ordinary course of business and so long as such sublicense could not reasonably be expected to result in a Material Adverse Effect,

(c)      sales, transfers or other Dispositions of assets (x) among the Borrower and the Guarantors and (y) among non-Loan Parties,

(d)      Liens permitted by the Loan Documents,

(e)      any Disposition in connection with directors’ qualifying shares or investments by foreign nationals mandated by applicable law,

(f)      a sale-leaseback transaction permitted by this Agreement;

(g)      Dispositions of inventory in the ordinary course of business not impairing in any material respect the conduct of the business of the Loan Parties or any of their Subsidiaries;

(h)        cancellations, terminations or surrender of any lease permitted to be cancelled, terminated or surrendered under this Agreement;

(i)        sales or discounting, on a non-recourse basis of accounts that are more than 60 days past due in connection with the collection or compromise thereof (provided, however, that any such sales or discounting of accounts that are more than 60 days past due but less than 120 days past due shall not exceed an aggregate face amount of $########* in any fiscal year);

(j)        licenses, sublicenses, leases or subleases (including any license or sublicense of IP Rights) in the ordinary course of business not impairing in any material respect the conduct of the business of the Loan Parties or any of their Subsidiaries;

(k)        Dispositions resulting from any casualty, other insured damage, or any taking under power of eminent domain or by condemnation or similar proceeding; provided, that the Net Cash Proceeds therefrom are applied as (and to the extent) required by Section 2.05(b);

(l)        the lapse or abandonment of any registrations or applications for registration of any IP Rights no longer used or useful in the conduct of the business of Borrower or any Subsidiary or to the extent no longer economically desirable in the conduct of their business, in each case not impairing in any material respect the conduct of the business of the Loan Parties or any of their Subsidiaries;

(m)        Dispositions constituting an Investment or Restricted Payment and permitted under Section 6.07 or Section 6.08, respectively;

(n)        the termination or unwinding of any interest rate swap agreements and other interest rate hedging instruments, currency swap agreements, currency forward contracts or other currency hedging instruments in accordance with its terms; and

_________________
* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Current Report on Form 8-K.

(o)      Dispositions of Cash Equivalents.

Section 6.07.  Investments and Acquisitions.  The Borrower shall not, and shall not permit any of its Subsidiaries to, make or hold any Investments or Acquisitions, including, without limitation, by way of guaranty, in or to any Affiliate or any other Person, other than:

(a)      Investments by the Borrower and its Subsidiaries in Cash Equivalents and Accounts in which solely Cash and/or Cash Equivalents are maintained or credited;

(b)      (x) Investments in one or more Subsidiaries of the Borrower to the extent outstanding on the Closing Date and identified on Schedule 6.07(b) and Investments after the Closing Date in any Loan Party (and any modification, replacement, renewal or extension thereof that does not increase the principal amount thereof unless any additional Investments made with respect thereto are permitted under the other provisions of this Section 6.07), and (y) additional Investments by Subsidiaries of the Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties;

(c)      advance payments by the Borrower or its Subsidiary to vendors of such Person and other extensions of trade credit to customers of such Person in the ordinary course of business;

(d)      Permitted Acquisitions;

(e)      loans and advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $########* at any time outstanding;

(f)      Investments by the Borrower and its Subsidiaries in any non-Cash proceeds received by the Borrower or such Subsidiary in connection with any transaction permitted by the provisions of Section 6.06;

(g)      non-control or minority Investments in Persons that are not registered under the Exchange Act in which the Borrower receives equity, convertible equity or debt securities or securities exercisable for equity or debt of such Person; provided that the aggregate amount of Investments under this clause (g) shall not exceed $########*  at any time outstanding; and

(h)      other Investments not permitted by the foregoing clauses in an aggregate amount not to exceed $########*; provided no Investment may be made pursuant to this clause (h) by any Loan Party in Subsidiaries that are not Loan Parties unless no Default has occurred and is continuing or would result from such Investment.

_________________
* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Current Report on Form 8-K.

Section 6.08.  Restricted Payments.  The Borrower shall not, and shall not permit any of its Subsidiaries to, authorize, declare or pay, directly or indirectly, any Restricted Payments, provided that any Subsidiary of the Borrower may:

(a)      make Restricted Payments to any Loan Party and to any other Person that directly owns the Capital Stock of a Guarantor, ratably according to their respective holdings of the type of Capital Stock in respect of which such Restricted Payment is being made;

(b)      declare and make dividend payments or other distributions payable solely in the common stock or other common Capital Stock of such Person; and

(c)       except to the extent the Net Cash Proceeds thereof are required to be applied to the prepayment of the Loans pursuant to Section 2.05(b)(i), the Borrower and each Subsidiary may purchase, redeem or otherwise acquire its common Capital Stock with the proceeds received from the substantially concurrent issue of new common Capital Stock.

Section 6.09.  Payment Restrictions Affecting Subsidiaries; No Further Negative Pledges.  Neither the Borrower, nor any Subsidiary of the Borrower shall enter into or permit to exist any Contractual Obligation that (A) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect at the time any such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of the Borrower, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or such Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 6.01(a)(vi) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (B) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided, further that this Section 6.09 shall not apply to (i) the Loan Documents, (ii) customary restrictions on assignment, transfer or subletting in any lease, license or contract, (iii) restrictions on asset transfers in the form of Permitted Liens and (iv) with respect to Non-Recourse Indebtedness incurred by any AcquisitionCo Subsidiary, encumbrances or restrictions contained in the terms governing any such Non-Recourse Indebtedness applicable solely to such AcquisitionCo Subsidiary and its Subsidiaries, if (as determined in good faith by the board of directors of the Borrower) (x) the encumbrances or restrictions are ordinary and customary for a financing of that type and (y) the encumbrances or restrictions would not, at the time agreed to, be expected to materially adversely affect the ability of the Borrower to make payments on the Loans this Agreement or any other Loan Document.

Section 6.10.  Conduct of Business.  The Borrower shall not, and shall not permit any of its Subsidiaries to, conduct any business other than the Company Business, or any other business substantially related thereto.

Section 6.11.  Prepayments, Etc., of Indebtedness.  The Borrower shall not, and shall not permit any of its Subsidiaries to, optionally prepay, redeem, purchase, defease or otherwise satisfy in any manner, or make any payment in violation of any subordination terms of, any unsecured, subordinated or other Indebtedness secured on a junior Lien basis relative to the Loan Obligations; provided that the Borrower and its Subsidiaries may (i) pay trade payables in the ordinary course of business, (ii) prepay or repay intercompany Indebtedness (other than intercompany Indebtedness constituting Collateral), (iii) make Investments and satisfy contingent obligations otherwise permitted hereunder; (iv) convert the Convertible Notes into Common Stock in accordance with its terms, (v) refinance Indebtedness to the extent permitted hereby and (vi) in the case of any AcquisitionCo Subsidiary, prepay or repay its Non-Recourse Indebtedness.

Section 6.12.  Amendments to Organizational Documents and Material Contracts.  The Borrower shall not, and shall not permit any of its Subsidiaries to (i) amend its Organizational Documents or (ii) (a) cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, (b) amend, modify or change in any manner any term or condition of any Material Contract or give any consent, waiver or approval thereunder, (c) waive any default under or any breach of any term or condition of any Material Contract or (d) take any other action in connection with any Material Contract that would materially impair the value of the interest or rights of any Loan Party or its Subsidiaries thereunder or that would materially impair the rights or interests of the Administrative Agent or any Lender.

Section 6.13.  Accounting Changes; Fiscal Year.  The Borrower shall not, and shall not permit any of its Subsidiaries to, make or permit any change in (x) accounting policies or reporting practices, except as required to comply with GAAP (subject to Section 1.02) or (y) its or any of its Subsidiary’s fiscal years.

Section 6.14.  Speculative Transactions.  The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Hedge Agreement except (x) Hedge Agreements entered into to hedge or mitigate risks in respect of interest rate currency or other risks inherent to the Company Business to which the Borrower or any Subsidiary has actual exposure (other than those in respect of the Capital Stock of the Borrower or any Subsidiary) and (y) other instruments that are not speculative in nature, but instead are designed to hedge risks incurred by the Borrower or any Subsidiary in the ordinary course of its business.

Section 6.15.  Use of Proceeds.  The Borrower shall not, and shall not permit its Subsidiaries to, directly or indirectly, use the proceeds of the Loans (x) for any purpose other than as specified in Section 3.17 nor (y) for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar legislation in other jurisdictions.

Section 6.16.  Transactions with Affiliates; Intercompany Transactions.  (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any Property from, or otherwise engage in any other transactions with, any of its Affiliates or shareholders (including, without limitation, any agreements for the provision of any service entered into between the Borrower or any Subsidiary thereof on the one hand, and any Affiliate or shareholder thereof, on the other hand), except (i) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (ii) transactions between or among the Borrower and its Wholly Owned Subsidiaries not involving any other Affiliate or shareholder thereof and (iii) any transaction permitted by Section 6.07; provided that (x) in the event that such transaction (or series of related transactions) involves an aggregate amount in excess of $########*, the terms of such transaction must be approved by a majority of the members of the board of directors of the Borrower and by a majority of the disinterested members of such board, if any (and such majority or majorities, as the case may be, determines that such transaction (or series of related transactions) was on fair and reasonable terms no less favorable to the Borrower and its Subsidiaries than it would have obtained in a comparable arm’s length transaction with a Person that is not an Affiliate or shareholder thereof), and (y) in the event that such transaction (or series of related transactions) involves an aggregate amount in excess of $########* the Borrower has received a written opinion from an independent investment banking or accounting firm of internationally recognized standing that such transaction is fair to the Borrower and its Subsidiaries from a financial point of view.

(b)      Notwithstanding the foregoing:

(i)      the Borrower and its Subsidiaries may make, and the Borrower and its Subsidiaries may accept, the Investments permitted by Section 6.07;

(ii)      The Borrower and its Subsidiaries may fulfill Contractual Obligations under agreements in effect on the Closing Date (including the Material Contracts) and not entered into in anticipation of the Closing Date, which in each case have been disclosed to the Lenders prior to the Closing Date; and

(iii)     the Borrower and its Subsidiaries may make payments permitted under Section 6.08.

Section 6.17.  Financial Covenants.

_________________
* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Current Report on Form 8-K.

(a)      Consolidated Leverage Ratio.  The Borrower shall not permit the Consolidated Leverage Ratio as of the end of any Measurement Period set forth below to be greater than the ratio set forth below opposite such Measurement Period:

Measurement Period Ending	Maximum Consolidated Leverage Ratio
December 2014	########*
March 2015	########*
June 2015	########*
September 2015	########*
December 2015	########*
March 2016	########*
June 2016	########*
September 2016	########*
December 2016	########*
March 2017	########*
June 2017	########*
September 2017	########*
December 2017	########*
March 2018	########*

(b)      Consolidated Interest Coverage Ratio.  The Borrower shall not permit the Consolidated Interest Coverage Ratio as of the end of any Measurement Period to be less than the ratio set forth below opposite such Measurement Period:

Measurement Period Ending	Minimum Consolidated Interest Coverage Ratio
December 2014	########*
March 2015	########*
June 2015	########*
September 2015	########*
December 2015	########*
March 2016	########*
June 2016	########*
September 2016	########*
December 2016	########*
March 2017	########*
June 2017	########*
September 2017	########*
December 2017	########*
March 2018	########*

___________________
* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Current Report on Form 8-K.

(c)      Minimum EBITDA. The Borrower shall not permit the Consolidated EBITDA as of the end of any Measurement Period to be less than the amount set forth below opposite such Measurement Period:

Measurement Period Ending	Minimum EBITDA (in $ Millions)
September 2014	########*
December 2014	########*
March 2015	########*
June 2015	########*
September 2015	########*
December 2015	########*
March 2016	########*
June 2016	########*
September 2016	########*
December 2016	########*
March 2017	########*
June 2017	########*
September 2017	########*
December 2017	########*
March 2018	########*

(d)      Minimum Liquidity.  The Borrower shall not permit the aggregate amount of its unrestricted Cash and Cash Equivalents in Accounts subject to a Control Agreement to be less than ########* at any time.

ARTICLE 7

Events of Default

Section 7.01.  Events of Default; Remedies with Respect to the Loan Obligations.  If any of the following events (herein called “Events of Default”) shall have occurred (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or by operation of law or otherwise and such Event of Default shall be deemed to be continuing until waived in accordance with the terms hereof):

___________________
* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Current Report on Form 8-K.

(a)      the Borrower shall default in the due and punctual payment of all or any part of the principal of, any Loan when and as the same shall become due and payable, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or

(b)      the Borrower shall default in the due and punctual payment of any interest on any Loan when and as such interest shall become due and payable or any Loan Party shall default in the due and punctual payment of any other Loan Obligation when and as such Loan Obligation shall become due and payable, and any such default shall continue for a period of three Business Days; or

(c)      any representation or warranty made or deemed made by or on behalf of the Borrower or its Subsidiaries herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been untrue or inaccurate on or as of the date made or deemed made; or

(d)      the Borrower shall default in the observance or performance of any agreement contained in Section 5.01(d), 5.05(i), 5.12 or Article 6 of this Agreement; or

(e)      the Borrower shall default in the observance or performance of any other agreement contained in this Agreement, any other Loan Document (other than as provided in paragraphs (a) through (d) of this Section 7.01), and such default shall continue unremedied for a period of 15 days after the earlier of (x) notice to the Borrower from the Administrative Agent or any Lender and (y) the date on which any of the Borrower or any of its Subsidiaries becomes aware of such default; or

(f)      default under the terms of any instrument evidencing or securing the Indebtedness of the Borrower or any Subsidiary having an outstanding principal amount in excess of $########* individually or in the aggregate, if that default (x) would cause, or permit the holder or holders of such Indebtedness to cause, with the giving of notice, if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise) or an offer to purchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or for any Guarantee Obligation to become payable or cash collateral in respect thereof to be demanded or (y) is caused by the failure to pay such Indebtedness at final maturity thereof after giving effect to the expiration of any applicable grace periods and other than by regularly scheduled required prepayment) and such failure to make any payment has not been waived or the maturity of such Indebtedness has not been extended and in either case the total amount of such Debt unpaid or accelerated exceeds $########* or its equivalent at the time;

_________________
* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Current Report on Form 8-K.

(g)      (i) the Borrower or any Subsidiary shall commence any case, proceeding or other action (A) under any Debtor Relief Law seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, compositions, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian, administrator, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(h)      one or more judgments or decrees shall be entered against the Borrower or any Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $########* or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(i)      any of the Loan Documents shall cease, for any reason other than as expressly permitted hereunder or thereunder, to be in full force and effect, or any Lien created by any of the Loan Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, or any Loan Party shall so assert, or contest in any manner the validity or enforceability of any provision of any Loan Document or deny that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document.

(j)      an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken either alone or together with all other such ERISA Events that have previously occurred since the Closing Date and for which liability remains outstanding could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $########*; or

_________________
* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Current Report on Form 8-K.

(k)      any Change of Control shall occur,

then, and in any such event, (A) if such event is an Event of Default specified in subsection (g) of Section 7.01 with respect to the Borrower and its Subsidiaries, the Loans (with accrued interest thereon together with the applicable Prepayment Premium) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, or (B) if such event is any other Event of Default, either or both of the following actions may be taken:  the Administrative Agent shall, upon written request of the Majority Lenders, by notice to the Borrower, declare the Loans (with accrued interest thereon together with the applicable Prepayment Premium) and all other amounts owing hereunder to be due and payable forthwith, whereupon the same shall immediately become due and payable.  Except as expressly provided above in this Article 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

ARTICLE 8

The Administrative Agent and Collateral Agent

Section 8.01.  Appointment.  Each Lender hereby irrevocably designates and appoints (x) U.S. Bank as the administrative agent of such Lender under this Agreement and the other Loan Documents to which the Administrative Agent is a party and (y) U.S. Bank as the collateral agent of such Lender under this Agreement and the other Loan Documents to which the Collateral Agent is a party, and each such Lender irrevocably authorizes each Agent to execute and deliver each other Loan Document on behalf of such Lender and to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents to which such Agent is a party and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent and/or the Collateral Agent, as applicable, by the terms of this Agreement and the other Loan Documents to which the Administrative Agent and/or the Collateral Agent, as applicable, is a party, together with such other actions and powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against each applicable Agent.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.  Each Lender hereby irrevocably authorizes the Collateral Agent to execute and deliver any documents necessary or appropriate (as determined by the Lenders) to create rights of pledge governed by the laws of the Netherlands for the benefit of the Lenders and the Agents including, without limitation, a pledge on 65% of the outstanding voting Capital Stock of RTRX International C.V. pursuant to a Dutch-law governed Foreign Pledge Agreement among certain Subsidiaries of the Borrower and the Collateral Agent (the “Dutch CV Pledge”).  Without prejudice to the provisions of this Agreement and the other Loan Documents, the parties hereto acknowledge and agree with the creation of a parallel debt obligation of the Pledgors as will be described in the Parallel Debt(s) (both as defined in the Dutch CV Pledge) including that any payment received by the Collateral Agent in respect of the Parallel Debt(s) will be deemed a satisfaction of a pro rata portion of the corresponding amounts of the Loan Obligations.  The provisions of this Article are solely for the benefit of the Agents and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.

Section 8.02.  Delegation of Duties.  Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by such Agent, and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.  Each Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of each Agent and any such sub agent.  No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

Section 8.03.  Exculpatory Provisions.

(a)      The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Agents:

(i)      shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)      shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the applicable Agent is required to exercise as directed in writing by the Majority Lenders; provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and

(iii)                 shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

(b)      The Agents and their respective Related Parties shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders as the applicable Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.01 and 7.01, or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.

(c)      No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation (whether written or oral) made in or in connection with this Agreement or any other Loan Document or any document furnished pursuant hereto or thereto, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the due execution, legality, validity, enforceability, sufficiency, transferability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein or (vi) the preparation, filing or continuation of any UCC financing statements or other filings intended to perfect security interest in Collateral or the correctness of any such financing statements or filings.  No Agent shall be under any obligation to any Lender to ascertain or inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any other Loan Party.  No Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, ownership, transferability, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.  No Agent shall have any liability to the Borrower, any other Loan Party, any Lender or any other Person for the Borrower’s, any other Loan Party’s or any Lender’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Loan Document.  It is expressly acknowledged and agreed that no Agent is guaranteeing performance of or assuming liability for the obligations of the other parties to the Loan Documents or to the Collateral.  No Agent shall be liable for (a) any indirect, special, punitive or consequential damages (including without limitation lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action or (b) any losses or delays arising from (i) any causes or acts beyond its control, (ii) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator or (iii) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

Section 8.04.  Reliance by the Agents.  Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons.  Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  Each Agent may deem and treat the payee of any Note delivered hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders and it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Nothing contained in this Agreement or the other Loan Documents shall require any Agent to advance or expend its own funds.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

Section 8.05.  Notice of Default.  No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it shall have received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that any Agent receives such a notice, such Agent shall promptly give notice thereof to the Lenders and the other Agent. Each applicable Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that, unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 8.06.  Non Reliance on Agents and Other Lenders.  Each Lender expressly acknowledges that no Agent nor any of its Related Parties has made any representations or warranties to it and that no act by such Agent hereinafter taken, including, without limitation, any review of the affairs of the Borrower and the other Loan Parties, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon such Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the applicable Agent hereunder or under any other applicable Loan Document, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Loan Party which may come into the possession of such Agent or any of its Related Parties.

Section 8.07.  Indemnification.  The Lenders will hold harmless and indemnify each Agent in its capacity as such and each of their respective Affiliates and each of their and their respective Affiliates’ respective officers, directors, employees, managers, managing members, agents, advisors, attorneys and representatives (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective Loans made by such Lender outstanding on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans and including, without limitation, attorneys fees and expenses) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, the Loans, the Facility, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such Agent’s liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and nonappealable judgment). The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

Section 8.08.  Agents in Their Individual Capacities.  (a) Each Agent shall have the same rights and powers under the Loan Documents, to the extent it is a Lender, as any other Lender and may exercise the same as though it were not the Administrative Agent and/or the Collateral Agent, as applicable, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include such Agent hereunder in its individual capacity. Each Agent and its Affiliates may make loans to, accept deposits from, act as trustee under indentures of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower, any of its respective Subsidiaries, other Affiliates or any person that may do business with or own securities of the Loan Parties or any such Subsidiary or Affiliate, as if such person were not the Administrative Agent and/or the Collateral Agent, as applicable, hereunder or under the other Loan Documents, and such Agent and its Affiliates may accept fees and other consideration from the Loan Parties and its Affiliates for services in connection with the Loan Documents or otherwise, in all cases without any duty to account for the same to the Lenders.

(b)      Each Lender understands that the Administrative Agent and the Collateral Agent, acting in their respective individual capacities, and their respective Affiliates (collectively, an “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 8.08(b) as “Activities”) and may engage in the Activities with or on behalf of one or more of the Loan Parties or their respective Affiliates. Furthermore, an Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Borrower and its Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrower or its Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of the Borrower or its Affiliates. Each Lender understands and agrees that in engaging in the Activities, an Agent’s Group may receive or otherwise obtain information concerning the Borrower or its Affiliates (including information concerning the ability of the Borrower to perform its Obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lenders that are not members of such Agent’s Group. No Agent nor any member of any Agent’s Group shall have any duty to disclose to any Lender or use on behalf of the Lenders, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any Affiliate of the Borrower) or to account for any revenue or profits obtained in connection with the Activities, except that each Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by any Loan Document to be transmitted by such Agent to the Lender.

(c)      Each Lender further understands that there may be situations where members of an Agent’s Group or their respective customers (including the Borrower and its Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders (including the interests of the Lenders hereunder and under the other Loan Documents). Each Lender agrees that no member of any Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as Administrative Agent and/or the Collateral Agent, as applicable, being a member of an Agent’s Group, and that each member of an Agent’s Group may undertake any Activities without further consultation with or notification to any Lender.

Section 8.09.  Successor Agent.  Each Agent may resign as Administrative Agent and/or the Collateral Agent, as applicable, upon 30 days’ written notice to the Lenders and the Borrower. If any Agent shall resign as an Agent under this Agreement and the other Loan Documents to which it is a party, then the Majority Lenders shall appoint a successor agent for the Lenders, which successor agent shall succeed to the rights, powers and duties of such Agent hereunder; provided that so long as a Default or Event of Default has not occurred and is continuing, the prior consent of the Borrower shall be required prior to the appointment of such successor agent; and provided further that such consent from the Borrower shall not be unreasonably withheld or delayed. Effective upon such appointment and approval, the term “Administrative Agent” and/or “Collateral Agent,” as applicable, shall mean such successor agent, and, effective upon the earlier of such appointment and the expiration of such 30 days’ notice, the former Agent’s rights, powers and duties as Administrative Agent and/or Collateral Agent, as applicable, shall be terminated, in either case, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent’s resignation in such capacity, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent and/or Collateral Agent, as applicable, under this Agreement and the other Loan Documents to which it is a party.  Whether or not a successor has been appointed, such resignation shall become effective upon the expiry of the 30 days’ notice, provided that the parties hereto acknowledge and agree that, for purposes of any right of pledge governed by the laws of the Netherlands, including the Dutch CV Pledge, any resignation by the Collateral Agent shall not be effective with respect to its rights and obligations under the Parallel Debt(s), until such rights and obligations have been assumed by the successor Collateral Agent.  Without prejudice to the provisions of this Agreement and the other Loan Documents, the Collateral Agent will reasonably cooperate in the assumption of its rights and obligations under or in connection with the Parallel Debt(s) by any such successor and will reasonably cooperate in transferring to such successor Collateral Agent all rights under the Foreign Pledge Agreement to the extent governed by the laws of the Netherlands.

Section 8.10.  Lenders as Agent.  Upon written notice to the Administrative Agent and/or the Collateral Agent, as applicable, and the Borrower by the Majority Lenders, any provision of the Loan Documents requiring the consent or agreement or other approval or action of the Administrative Agent and/or the Collateral Agent, as applicable, may instead require the consent, agreement or other approval or action of the Majority Lenders; provided, however, for the avoidance of doubt, any such consent, agreement, approval or action which affects the rights or duties of the Administrative Agent or the Collateral Agent in its capacity as Administrative Agent or Collateral Agent shall require the consent of the Administrative Agent and/or the Collateral Agent, as applicable.

ARTICLE 9

Miscellaneous

Section 9.01.  Amendments and Waivers.  Neither this Agreement nor any other Loan Document (other than the Warrants), nor any terms hereof or thereof may be waived, amended, supplemented or modified, and no consent may be granted by the Administrative Agent hereunder, except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders; provided that no such waiver and no such amendment, supplement, modification or consent shall, unless in writing and signed by each Lender adversely affected thereby and the Borrower, do any of the following: (i) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (ii) change the principal of, interest on, or currency of, the Loans or any fees or other amounts payable hereunder (other than waiving the requirement to pay the rate of interest set forth in Section 2.06(b) during the continuation of an Event of Default in connection with the waiver of such Event of Default by the Majority Lenders), (iii) postpone any date fixed for any payment of principal of, or interest on, the Loans, any Note delivered hereunder or any fees or other amounts payable hereunder (other than restoring the schedule for repayment of Loans to the Maturity Date after issuance of a Notice of Cancellation of Acceleration), (iv) amend the definition of “Majority Lenders”, (v) amend, modify or waive Sections 2.07, 9.10 or 9.11, (vi) consent to the assignment or transfer by any Loan Party of any of its rights or Loan Obligations under this Agreement or any other Loan Document, or (vii) amend this Section 9.01; and provided further that no amendment, waiver, supplement or modification shall, unless in writing and signed by the applicable Agent, affect the rights or duties of any Agent. Further, notwithstanding anything to the contrary contained in this Section 9.02, if following the Closing Date, the Administrative Agent and any Loan Party shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent, the Collateral Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Majority Lenders within five (5) Business Days following receipt of notice thereof.

Section 9.02.  Communications.  All notices and other communications shall be in writing and shall be delivered by hand or overnight courier service, facsimile (or other electronic communication) or mailed by certified or registered first class mail. Each such notice or communication shall be delivered to the relevant party at the facsimile number or address (including e-mail address), and marked for the attention of the person(s), from time to time specified in a written notice by that party to the other parties for such purpose. The initial information for the Lenders is as set forth in Schedule II. The initial information for the Borrower and the Administrative Agent is as set forth in Schedule 9.02. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

All notices and communications delivered hereunder shall, unless submitted in the English language, be accompanied by a certified English translation thereof, which certified English translation shall (except in the case of laws, regulations or official determinations of any Governmental Authority) be controlling absent manifest error in the case of doubt as to the proper interpretation or construction of the document which it purports to translate.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower, on behalf of itself and its Subsidiaries, hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute information received from the Borrower or its Subsidiaries and related to the Borrower, its Subsidiaries or their respective businesses, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or such Subsidiary, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or with a similar designation); and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or with a similar designation).  Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC” unless the Borrower notifies the Administrative Agent and the Lenders promptly that any such document contains material non-public information: (1) the Loan Documents and (2) notification of changes in the terms of the Facility.

Section 9.03.  No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.04.  Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or written statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

Section 9.05.  Payment of Expenses, Indemnification, Taxes and Costs.  (a) The Borrower will pay (i) all reasonable documented out-of-pocket expenses of the Lenders and the Agents as may be incurred in connection with this Agreement and the associated financing transaction including all due diligence and reasonable legal expenses, expenses associated with the syndication of the Facility and the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents and any amendment or waiver with respect thereto (including any filing fees, recording expenses or stamp or excise taxes or other similar taxes or fees and the reasonable fees, disbursements and other charges of one primary counsel to the Majority Lenders and one primary counsel to the Administrative Agent (and, in the case of an actual or perceived conflict of interest where the indemnified person affected by such conflict has retained its own counsel, of another firm of counsel for such affected indemnified person), local Dutch counsel to the Majority Lenders and, to the extent required, one firm of local counsel in each other relevant jurisdiction) and the charges of electronic loan administration platforms) and (ii) all reasonable documented out-of-pocket expenses of the Agents and the Lenders (including the reasonable fees, disbursements and other charges of one counsel to the Majority Lenders and one counsel to the Agents (and, in the case of an actual or perceived conflict of interest where the indemnified person affected by such conflict has retained its own counsel, of another firm of counsel for such affected indemnified person), local Dutch counsel and, to the extent required, one firm of local counsel in each other relevant jurisdiction) in connection with the enforcement of this Agreement or any other Loan Documents or in any bankruptcy case or insolvency proceeding under any Debtor Relief Law.

(b)      The Borrower agrees to indemnify and hold harmless the Agents and each Lender and each of their Affiliates and each of their and their Affiliates’ respective officers, directors, employees, managers, managing members, agents, advisors, attorneys and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including without limitation reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including without limitation in connection with any investigation, litigation or proceeding or the preparation of any defense in connection therewith), in each case arising out of or in connection with or by reason of (x) this Agreement, the other Loan Documents, the Commitments, the Facility, the Loans or any of the transactions contemplated hereby or (y) any actual or alleged presence or Release or threatened Release of Hazardous Materials on or from any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence, material breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Loan Document or willful misconduct.  For the avoidance of doubt, obligations under this paragraph are without duplication to amounts paid under any fee letter executed in connection with the Facility.

(c)      If any Loan to be made by a Lender is not made on the date requested by the Borrower (other than as a result of such Lender’s failure to comply with the provisions of this Agreement), the Borrower shall, upon demand by such Lender, pay to such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or non-funding, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

(d)      Without prejudice to the survival of any other agreement of the Loan Parties hereunder, the agreements and Loan Obligations of the Loan Parties contained in Section 9.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder, under the Notes delivered hereunder and under each other Loan Document.

Section 9.06.  Successors and Assigns; Assignments; Participations.  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, the Collateral Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of each Lender.

(b)      Each Lender, with notice to the Borrower and the Administrative Agent, may assign to one or more Eligible Assignees all or a portion of its rights and/or obligations under this Agreement, including, without limitation, all or a portion of Loans owing to it and/or any Note(s) held by it. Except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment(s) or Loan(s), the aggregate amount of the Commitment(s) and Loan(s) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (except (x) with respect to assignments made to another Lender or an Agent or an Affiliate of any of the foregoing and (y) during the existence or continuation of an Event of Default, which in each case no such minimum amount shall be applicable). The parties to each such assignment shall execute and deliver to the Administrative Agent, for its recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and a recordation fee of $3,000 (except with respect to assignments made to an assigning Lender’s Affiliate). Upon such execution, delivery and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and/or obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and/or obligations of a Lender, as the case may be, hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and/or obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.08, Section 2.14 and 9.05 to the extent any claim thereunder relates to an event arising prior to such assignment) and/or be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto and thereto).

(c)      By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent or such assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action, respectively, as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender, as the case may be.

(d)      The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of and principal amount (and stated interest) of the Loans owing to each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e)      Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for any surrendered Note or Notes, if requested by the new Lender assignee, a new Note to the order of the new Lender assignee in an amount equal to the aggregate principal amount of the Loans assigned to it pursuant to such Assignment and Acceptance and, if any assigning Lender has retained any Loans hereunder, a new Note to the order of such assigning Lender if requested by the assigning Lender, in an amount equal to the aggregate principal amount of the Loans retained by it. Any such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

(f)      [Reserved].

(g)      Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, the Loans owing to it and/or the Note or Notes (if any) held by it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, or to enforce any Loan Document except that any agreement pursuant to which any such participation is sold may contain provisions requiring that the Lender selling such participation obtain the consent of the participant purchasing such participation before agreeing to any amendment, waiver or consent that would (x) reduce the principal of, or interest on, the Loans, any Note delivered hereunder or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, (y) postpone any date fixed for any payment of principal of, or interest on, the Loans, any Note delivered hereunder or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or (z) release all or substantially all of the Collateral.  Subject to subsection (i) of this Section, each participant shall be entitled to the benefits of Section 2.08 (subject to the requirements and limitations therein, including the requirements under Section 2.08 (it being understood that the documentation required under Section 2.08(e) shall be delivered to the participating Lenders)), Section 2.12, Section 2.13, Section 2.14, Section 2.15 and Section 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each participant shall also be entitled to the benefits of Section 9.07 as though it were a Lender, provided that such participant agrees to be subject to Section 2.09 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(h)      A participant (A) agrees to be subject to the provisions of Section 2.16 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(i)      Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

Section 9.07.  Right of Setoff.  Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified in Section 7.01 to authorize the Administrative Agent to declare the Loans and all Notes due and payable pursuant to the provisions of Section 7.01, each of the Administrative Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, such Lender or such Affiliate to or for the credit or the account of any Loan Party against any and all of the Loan Obligations of such Loan Party now or hereafter existing under the Loan Documents, irrespective of whether the Administrative Agent or such Lender shall have made any demand under this Agreement or any Note or Notes and although such Loan Obligations may be unmatured. The Administrative Agent and each Lender agrees promptly to notify the Borrower after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender and their respective Affiliates under this Section 9.07 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent, such Lender and their respective Affiliates may have.

Section 9.08.  Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 9.09.  Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.10.  Governing Law.  This Agreement is governed by and shall be construed in accordance with the laws of the State of New York.

Section 9.11.  Submission to Jurisdiction; Judgment Currency; Waiver of Immunities; Waiver of Jury Trial.  (a)  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND THE OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE RELEVANT LOAN DOCUMENT, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF

LAWS THEREOF, TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT THAT, (X) IN THE CASE OF ANY MORTGAGE OR OTHER COLLATERAL DOCUMENT, PROCEEDINGS MAY ALSO BE BROUGHT BY THE ADMINISTRATIVE AGENT OR COLLATERAL AGENT (ACTING AT THE DIRECTION OF THE MAJORITY LENDERS) IN THE JURISDICTION IN WHICH THE RELEVANT MORTGAGED PROPERTY OR COLLATERAL IS LOCATED OR ANY OTHER RELEVANT JURISDICTION AND (Y) IN THE CASE OF ANY BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS WITH RESPECT TO ANY LOAN PARTY, ACTIONS OR PROCEEDINGS RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN SUCH COURT HOLDING SUCH BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS) SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, EACH OF THE PARTIES HERETO OR THERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS (EXCEPT AS SET FORTH IN THE PARENTHETICAL ABOVE).  EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, SUCH PARTY, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH IN THE SCHEDULES HERETO, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE.  NOTHING HEREIN SHALL (X) AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR (Y) AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT (ACTING AT THE DIRECTION OF THE MAJORITY LENDERS) TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY HERETO IN ANY OTHER JURISDICTION.

(b)      EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)      EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(d)      (i) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder to any party hereunder in one currency into another currency, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures such party could purchase the first currency with such other currency in New York City on the day which is two Business Days prior to the day on which final judgment is rendered.

(ii)      To the fullest extent permitted by law, the obligation of any party in respect of any sum payable hereunder by it to any other party hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. Dollars (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such other party of any sum adjudged to be so due in the Judgment Currency such other party may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency which could have been so purchased is less than the sum originally due to such other party in the Agreement Currency, such first party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such other party against such loss, and, if the amount of the Agreement Currency which could have been so purchased exceeds the sum originally due to such other party, such other party agrees to remit to such first party such excess; provided that neither any Lender nor the Administrative Agent shall have any obligation to remit any such excess as long as the Borrower shall have failed to pay any Lender or the Administrative Agent, as the case may be, any obligations due and payable under this Agreement, in which case such excess may be applied to such obligations of the Borrower hereunder in accordance with the terms of this Agreement.

(e)      To the extent that any of the parties hereto has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, each of the parties hereto hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its Loan Obligations under this Agreement and the other Loan Documents. Each of the parties hereto agrees that the waivers set forth above shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of the United States of America and are intended to be irrevocable and not subject to withdrawal for purposes of such act.

Section 9.12.  Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (i) in connection with the transactions contemplated by the Loan Documents, to any of its Affiliates and its and their respective Related Parties, including accountants, auditors, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (ii) to the extent (A) requested by any regulatory or governmental authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or (B) required to be disclosed by action of any court, tribunal or regulatory authority or necessary or desirable for it to disclose in connection with any proceeding in any court, tribunal or before any regulatory authority in order to preserve its rights or by requirement of law, legal process, regulation, government order, decree or rule, (iii) to the extent required by applicable laws, rules or regulations, by any subpoena or similar legal process or by their internal procedures, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as (and in any event no less onerous than) those of this paragraph, to any assignee of, insurer or re-insurer of, or participant in, or any prospective assignee of, insurer or re-insurer of, or participant in, any of its rights or obligations under this Agreement, (vii) with the consent of the Borrower (viii) to the extent such Confidential Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than a Loan Party or (ix) was available to it prior to its disclosure by the Borrower.

Section 9.13.  Replacement of Lenders.  If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 2.16 or any Lender fails to consent to a requested amendment, waiver or modification to any Loan Document in which the Majority Lenders have already consented to such amendment, waiver or modification but the consent of each Lender (or each Lender directly affected thereby, as applicable) is required with respect thereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 2.08, 2.09 and 2.14) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)      the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.06;

(b)      such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees, the Prepayment Premium and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.15) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)      in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.08, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)      such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 9.14.  USA PATRIOT Act.  Each Lender that is subject to the Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.

Section 9.15.  Effectiveness.  This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

RETROPHIN, INC. as Borrower

By: ___________________________
Name:
Title:

[CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent

By: ___________________________
Name:
Title:

[CREDIT AGREEMENT]

[______________________________], as Lender

By: ___________________________
Name:
Title:

By: ___________________________
Name:
Title:

[CREDIT AGREEMENT]

EXHIBIT A

FORM OF

NOTE

$_______________	New York, New York	_______________, 2014

FOR VALUE RECEIVED, the undersigned, RETROPHIN, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of _____________ (the “Lender”) at the office of [____________________, _______ ADDRESS], in lawful money of the United States of America and in immediately available funds, the principal amount of _______________ DOLLARS ($______), or, if less, the unpaid principal amount of the Loans made by the Lender pursuant to Section 2.01 of the Credit Agreement (as hereinafter defined) on the dates and in the amounts specified in the Credit Agreement. The Borrower further agrees to pay interest on the unpaid principal amount hereof from time to time outstanding at the rates, in the manner and on the dates specified in Section 2.06 of the Credit Agreement.

The holder of this Note is authorized to endorse on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Loan and the date and amount of each payment or prepayment of principal with respect thereto, each continuation thereof and the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Loans.

This Note (a) is one of the Notes referred to in the Credit Agreement, dated as of June 30, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time parties thereto and U.S. Bank National Association, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to prepayment in whole or in part as provided in the Credit Agreement. This Note is secured as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interests were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Exhibit A – 1

Unless otherwise defined herein, terms used herein shall have the meanings given to them in the Credit Agreement, whether defined therein or by reference.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

RETROPHIN, INC.

By: ________________________
Name:
Title:

Exhibit A – 2

EXHIBIT B

FORM OF
NOTICE OF BORROWING

U.S. Bank National Association,
as Administrative Agent

Attention:

[___________]

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Section 2.02 of the Credit Agreement, dated as of June 30, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RETROPHIN, INC., a Delaware corporation (the “Borrower”), the Lenders from time to time parties thereto and U.S. Bank National Association, as administrative agent (the “Administrative Agent”) for the Lenders thereunder. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement, whether defined therein or by reference.

The undersigned Borrower hereby requests[[, irrevocably, pursuant to Section 2.02 of the Credit Agreement, that Loans be made in the aggregate principal amount of $________ and in that connection sets forth below the following information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02 of the Credit Agreement] [a continuation of Loans made on [___] (the “Proposed Continuation”)]:

(i)           The date of the Proposed [Borrowing][Continuation] is _________ __, ____1

(ii)           The Interest Period and last day thereof is _________ __, ____.

[(iii)           The proceeds of the Proposed Borrowing are requested to be disbursed to Borrower’s account with [BANK] (Account No. _______).]2

The undersigned hereby certifies that the following statements will be true on the date of the Proposed [Borrowing][Continuation]:

(A)
the representations and warranties contained in each Loan Document are correct in all respects on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Borrowing, in which case, as of such specific date; and

______________________
1 To match the Closing Date
2 To be included in borrowing on the Closing Date.

Exhibit B – 1

(B)	no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

The Borrower has caused this Notice of Borrowing to be executed and delivered, and the certification and warranties contained herein to be made, by the undersigned, an Authorized Officer of the Borrower, this ___ day of __________, 2014.

RETROPHIN, INC., as Borrower

By: _______________________
Name:
Title:

Exhibit B – 2

EXHIBIT C

FORM OF

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement, dated as of June 30, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RETROPHIN, INC. (the “Borrower”), the Lenders from time to time parties thereto and U.S. Bank National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Assignor identified on Schedule l hereto (the “Assignor”) and the assignee identified on Schedule l hereto (the “Assignee”) agree severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

(1)           The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), an interest in and to the Assignor’s rights and/or obligations under the Credit Agreement as of the date hereof equal to the percentage interests specified on Schedule 1 hereto of the rights and/or obligations under the Credit Agreement (such assigned interest, the “Assigned Interest”). After giving effect to such sale and assignment, the amount of the Loans owing to the Assignee will be as set forth on Schedule 1 hereto.

(2)           The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or any other obligor or the performance or observance by the Loan Parties or any other obligor of any of their respective Loan Obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it and (i) requests that the Borrower, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any Loans, requests that the Borrower exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

Exhibit C – 1

(3)           The Assignee (a) represents and warrants that its name set forth on Schedule 1 hereto is its legal name and that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action, respectively, as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent or the Collateral Agent by the terms thereof, together with such powers as are incidental thereto; and (f) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with their respective terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

(4)           Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

(5)           Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Loan Obligations of the Borrower under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, at such time as this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of the Assignor under the Credit Agreement, the Assignor then shall cease to be a party to each such agreement.

(6)           Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and any and all Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement and any and all Notes for periods prior to the Effective Date directly between themselves.

Exhibit C – 2

(7)           This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 hereto by facsimile shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Exhibit C – 3

EXHIBIT D

[See Exhibit 10.2]

Exhibit D –1

EXHIBIT E

Execution copy

DEED OF DISCLOSED PLEDGE OVER PARTNERSHIP INTERESTS

RTRX International C.V.

Retrophin Therapeutics I, Inc.
and
Retrophin Therapeutics II, Inc.
as Pledgors

RTRX International C.V.

as Partnership

and

U.S. Bank National Association

as Pledgee

dated June 30, 2014

in connection with a Credit Agreement for
Retrophin, Inc.

NautaDutilh

63003495 M 12123357 / 18

Exhibit E –1

2

TABLE OF CONTENTS

1. DEFINITIONS AND INTERPRETATION 4
2. LIMITED PARTNERSHIP AGREEMENT 6
3. PARALLEL DEBT 7
4. AGREEMENT AND CREATION OF PLEDGE 8
5. REPRESENTATIONS AND WARRANTIES 10
6. UNDERTAKINGS 12
7. VOTING RIGHTS 12
8. AUTHORITY TO COLLECT 13
9. ENFORCEMENT 13
10. APPLICATION OF PROCEEDS 14
11. CANCELLATION AND TERMINATION 14
12. LIABILITY 14
13. COSTS 14
14. POWER OF ATTORNEY 14
15. MISCELLANEOUS 15
16. GOVERNING LAW AND JURISDICTION 17
17. ACKNOWLEDGEMENT AND PARTNERSHIP STATEMENTS 17

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Exhibit E –2

3

THIS DEED is dated June 30, 2014 and made among:

1. **Retrophin Therapeutics I, Inc.**, a corporation formed under the laws of the State of Delaware, United States of America, having its registered office at 615 South DuPont Highway, Dover, 19901 Delaware, United States of America, as pledgor (**"Pledgor I"**)

2. **Retrophin Therapeutics II, Inc.**, a corporation formed under the laws of the State of Delaware, United States of America, having its registered office at 615 South DuPont Highway, Dover, 19901 Delaware, United States of America, as pledgor (**"Pledgor II"**)

   Pledgor I and Pledgor II are hereinafter jointly referred to as the **"Pledgors"** and each as a **"Pledgor"**.

3. **Retrophin Therapeutics I, Inc.**, acting in its capacity of general partner of **RTRX International C.V.**, a *commanditaire vennootschap* organized under the laws of the Netherlands, having its registered seat at Amsterdam, the Netherlands, and its initial business address at 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands (trade register number: 60341505), as the partnership (the **"Partnership"**):

4. **U.S. Bank National Association**, a national banking association formed under the laws of the United States of America, having its registered office at 214 N. Tryon Street 26th Floor, Charlotte, NC 28202, United States of America, as pledgee (the **"Pledgee"**).

WHEREAS

A. Each Pledgor has or will have monetary payment obligations to the Lenders and the Agents under or in connection with the Loan Documents.

B. The Pledgee acts as Collateral Agent for the benefit of the Secured Parties and, for the purpose of the creation of the rights of pledge in favor of the Pledgee, each Pledgor will have monetary payment obligations to the Pledgee under or in connection with its Parallel Debt.

C. Pledgor I is the general partner of the Partnership and holds an Interest of 1%. Pledgor II is the limited partner of the Partnership and holds an Interest of 99%.

D. The Parties wish to agree that the Pledgors together, also by way of third party security, will create a right of pledge over 65% of the Total Interests in favor of the Pledgee as security for their respective Secured Obligations.

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Exhibit E –3

4

IT IS AGREED as follows:

1. **DEFINITIONS AND INTERPRETATION**

1.1. **Definitions Credit Agreement**

Unless otherwise defined in this Deed, capitalised words and expressions defined in the Credit Agreement have the same meanings when used in this Deed.

1.2. **Definitions**

Capitalised terms used in this Deed have the following meanings:

"Clause" means a clause in this Deed.

"Collateral" means with respect to Pledgor I, its Interest and with respect to Pledgor II, that percentage of its Interest which together with the Interest of Pledgor I amounts to sixty-five per cent (65%) of the Total Interests, but in any event not more than sixty-five per cent (65%) of the Total Interests.

"Corresponding Obligations" means with respect to a Pledgor, the Loan Obligations, other than any Parallel Debt.

"Deed" means this deed of disclosed pledge of partnership interests.

"Direct Obligations" means the obligations of a Pledgor to the Pledgee listed under paragraph (b) of the definition of Secured Obligations.

"Enforcement Event" means an Event of Default (i) specified in subsection (g) of Section 7.01 of the Credit Agreement, or (ii) which has resulted in a notice being served by the Administrative Agent under section 7.01 of the Credit Agreement to the Borrower and in either case, which has resulted in a default as referred to in section 3:248 NCC with respect to the payment of the Secured Obligations.

"Interest" means with respect to a Partner, such Partner's present and future rights (*vermogensrechten*), whether actual or contingent, pursuant to or in connection with the Limited Partnership Agreement, including but not limited to such Partner's rights to (i) payments of profits, (ii) distribution of reserves, (iii) liquidation proceeds, (iv) accounts and (v) all other income, gain, profit or other items allocated or distributed to such Partner under the Limited Partnership Agreement, against the Partnership or the other Partner.

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Exhibit E –4

5

"Limited Partnership Agreement" means the limited partnership agreement establishing the Partnership between Pledgor I as general partner and Pledgor II as limited partner dated March 25, 2014.

"NCC" means the Netherlands Civil Code.

"Parallel Debt" has the meaning given to that term in Clause 3 of this Deed.

"Partner" means a partner under the Limited Partnership Agreement at the date of this Deed.

"Party" means a party to this Deed.

"Pledge" means any pledge created and, where the context permits, purported to be created under this Deed.

"Related Voting Rights" means with respect to Pledgor I, all of its Voting Rights pursuant to section 12.6 of the Limited Partnership Agreement, and with respect to Pledgor II, that percentage of its Voting Rights which together with the Voting Rights of Pledgor I amounts to sixty-five per cent (65%) of the Total Voting Rights, but in any event not more than sixty-five per cent (65%) of the Total Voting Rights.

"Secured Obligations" means with respect to a Pledgor, all monetary payment obligations (*verbintenissen tot betaling van een geldsom*) within the meaning of section 3:227 NCC (whether present or future, actual or contingent) owed by it to the Pledgee under or in connection with (a) its Parallel Debt and (b) the Loan Documents (other than the Parallel Debt).

"Secured Parties" means the Lenders, the Collateral Agent and the Administrative Agent.

"Security Agreement" means the Guarantee and Collateral Agreement among Retrophin, Inc. as Borrower, the Guarantors party thereto and U.S. Bank National Assocation as Collateral Agent, dated as of June 30, 2014.

"Total Interests" means the Interests of the Partners jointly.

"Total Voting Rights" means the Voting Rights of the Partners jointly.

"Voting Rights" means with respect to a Partner, such Partner's voting rights, consensual rights, approval rights and all other similar discretionary rights under the Limited Partnership Agreement, including such Partner's right to vote in a meeting of Partners or by way of a written resolution in accordance with article 12.7 of the Limited Partnership Agreement.

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Exhibit E –5

6

1.3. **Construction and interpretation**

(a) A reference to any asset, legal relationship or obligation shall, where the context so permits, be construed as a reference to any present or future asset, legal relationship or obligation.

(b) An Event of Default is "**continuing**" if it has not been waived in accordance with the Credit Agreement.

(c) A reference to a "**Pledgee**" or a "**Pledgor**" shall be construed to include its respective successors or assigns.

(d) A reference to (a right in respect of) any Collateral of a Pledgor which constitutes common property (*gemeenschap*) of that Pledgor and one or more other Pledgors or third parties is a reference to the share (*aandeel*) only of that Pledgor in that common property.

(e) The words used in this Deed to describe legal concepts, although in English, refer to Netherlands legal concepts only and the consequences of the use of those words in English law or any other foreign law are to be disregarded.

2. LIMITED PARTNERSHIP AGREEMENT

2.1. **Conflict between Limited Partnership Agreement and this Deed**

The Pledgors as partners of the Partnership herewith agree, also for the benefit of the Pledgee, (a) that to the extent the provisions of this Deed differ from the Limited Partnership Agreement, the provisions in this Deed shall prevail and (b) that notwithstaning article 7.2 of the Limited Partnership Agreement, each Pledgor is permitted to grant the Pledge and that a transfer of all or part of the Collateral as a consequence of the exercise of rights by the Pledgee including a foreclosure on the Pledge, is permitted as well.

2.2. **Changes to Limited Partnership Agreement**

As long as the Pledges created under this Deed are in effect:

(a) the first sentence of article 9.3 is deleted and reads instead:
"Any additional contributions or withdrawals of money, goods or rights by the Partners are subject to the consent of the Partners and shall be credited, or, as the case may be, debited to the Capital Account of the relevant Partner, provided that, any additional contributions or withdrawals of money, goods or rights by the Partners which are not pro rata to the amounts of the respective Capital Accounts are subject to unanimous consent of the Partners.";

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Exhibit E –6

7

(b) the following sentences shall be added to article 12.2: "Partners meetings may also be convened by the holder of a first priority right of pledge over all or part of the General Partner's rights under this deed. The holder of this first priority right of pledge may only use the right to convene a Partners meeting, if a default has occurred which is continuing with respect to the obligations secured by the first priority right of pledge.";

(c) the first sentence of article 14.6 shall be deleted and shall read instead: "Distributions out of the profit reserve A and the profit reserve B to the General Partner and the Limited Partner, respectively, may be made only with consent of the Partners, provided that any distributions out of such reserves which are not pro rata to the amounts of the respective Capital Accounts are subject to the unanimous consent of the Partners.";

(d) the following words shall be added to article 17.1 of the Limited Partnership Agreement: "or if the Partners adopt a decision to terminate the Partnership", so that clause 17.1 will read as follows: "If a Partner ceases to be a Partner and the other Partners do not continue the Partnership's business in accordance with Article 16, or if the Partners adopt a decision to terminate the Partnership, the Limited Partnership's business shall as soon as possible be liquidated by a liquidator to be appointed by the former partners of the Limited Partnership and, failing agreement, by arbitrators; and

(e) the following sentence shall be added to article 17.2 of the Limited Partnership Agreement: "The partners agree that any right, entitlement or claim under this Article 17.2 is (a) an existing claim (*bestaande vordering*) which is deferred (*opgeschort*) until the date the Limited Partnership is terminated and (b) part of the interest of a Partner in the Limited Partnership and is capable of being made subject to usufruct, pledge or other lien.".

3. PARALLEL DEBT

(a) For the purpose of ensuring the validity and enforceability of the Pledge, each Pledgor hereby irrevocably and unconditionally undertakes to pay to the Pledgee an amount equal to the aggregate amount due by that Pledgor in respect of its Corresponding Obligations from time to time. The payment undertaking of each Pledgor under this Clause 3 (*Parallel Debt*) is to be referred to as its "**Parallel Debt**".

(b) The Parallel Debt of each Pledgor will be payable in the currency or currencies of its Corresponding Obligations and will become due and payable as and when and to the extent one or more of its Corresponding Obligations become due and payable. An Event of Default in respect of the Corresponding Obligations shall constitute a default (*verzuim*) within the meaning of section 3:248 NCC with respect to the Parallel Debt without any notice being required.

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Exhibit E –7

8

(c) Each Pledgor and the Pledgee hereby acknowledge that:

(i) the Parallel Debt of that Pledgor constitutes an undertaking, obligation and liability to the Pledgee which is separate and independent from, and without prejudice to, the Corresponding Obligations of that Pledgor: and

(ii) the Parallel Debt of that Pledgor represents the Pledgee's own separate and independent claim to receive payment of that Parallel Debt from that Pledgor,

it being understood, in each case, that the amount which may become payable by a Pledgor as its Parallel Debt shall never exceed the total of the amounts which are payable under or in connection with the Corresponding Obligations of that Pledgor.

(d) The Pledgee hereby confirms and accepts that to the extent it irrevocably receives any amount in payment of the Parallel Debt of a Pledgor, the Pledgee shall distribute that amount among the Secured Parties that are creditors of the Corresponding Obligations of that Pledgor in accordance with section 15 of the Security Agreement. The Pledgee furthermore confirms and accepts, not only in its own name and on behalf of itself but also as agent for the benefit of each other Secured Parties that upon irrevocable receipt by the Pledgee of any amount in payment of the Parallel Debt of a Pledgor (a **"Received Amount"**), the Corresponding Obligations of that Pledgor towards the Secured Parties shall be reduced, if necessary pro rata in respect of each Secured Party individually, by amounts totaling an amount (a **"Deductible Amount"**) equal to the Received Amount in the manner as if the Deductible Amount were received by the Secured Parties as a payment of the Corresponding Obligations owed by that Pledgor on the date of receipt by the Pledgee of the Received Amount.

(e) For the purpose of this Clause 3 (*Parallel Debt*) but subject to paragraph (d) above the Pledgee acts in its own name and on behalf of itself and not as agent or representative of any other Lender, and its claims against a Pledgor under this Clause 3 shall not be held on trust.

4. AGREEMENT AND CREATION OF PLEDGE

4.1. Agreement to pledge Collateral

Each Pledgor agrees to pledge to the Pledgee its Collateral.

4.2. Creation of pledge over Collateral

As security for the payment when due of its Secured Obligations, each Pledgor hereby pledges to the Pledgee, also by way of third party security, all of its Collateral. The

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Exhibit E –8

9

Pledgee hereby accepts each such pledge, where applicable in advance.

4.3. **Notification of Pledge over Collateral**

Each Pledgor hereby notifies the other Partner and the Partnership of this Deed and the Pledge on the Collateral in accordance with section 3:236(2) and 3:94(1) NCC. Each Pledgor in its capacity as Partner, and the Partnership acknowledges that it has received notice of this Deed and the rights of pledge on the Collateral in accordance with section 3:236(2) and 3:94(1) NCC and gives its consent to these rights of pledge.

4.4. **Security intent**

(a) Each Pledgor confirms and agrees that any Pledge is intended to extend from time to time to any (however fundamental) of the following or any combination thereof and confirms and agrees that a Pledge shall not be affected by any of the following events or any combination thereof;

(i) any variation, amendment, modification, novation or restatement (under whatever name), of or to any of the Loan Documents or other agreement or document including without limitation, any variation, amendment, modification, novation or restatement pursuant to which facilities are increased, reduced or changed in purpose, new facilities are added or indebtedness is rescheduled;

(ii) accession or retirement of the parties to any of the Loan Documents;

(iii) extension of any commitment (or its maturity or availability) or any redenomination of a commitment into another currency under any Loan Document;

(iv) any deferral or redenomination of any amount owing under any Loan Document;

(v) any facility, tranche or amount made available under any of the Loan Documents in any currency or currencies after the date of this Deed for the purposes of or in connection with any of the following: business acquisitions of any nature, increasing working capital, enabling investor distributions to be made, carrying out restructurings, refinancing existing facilities, refinancing any other indebtedness, making facilities available to new borrowers, any other variation or extension of the purposes for which any such facility, tranche or amount might be made available from time to time (an "**Incremental Facility**"); and/or

(vi) any increase in any margin, fee or commission or any other amount owing or accruing under any Loan Document or any fees, costs and/or expenses associated with any of the foregoing.

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Exhibit E –9

10

(b) Each Pledgor confirms and agrees that if the Pledgee transfers a Parallel Debt to a successor agent (the **"New Agent"**) in accordance with the terms of the Loan Documents, it is intended that:

(i) claims of the New Agent arising after the date of such transfer and falling within the definition of Secured Obligations will be secured by the Pledge;

(ii) Collateral acquired by that Pledgor after the date of such transfer will be subject to the Pledge (and that Pledgor agrees and confirms that any Pledge created by that Pledgor in advance shall be deemed to have been created also for the benefit of such New Agent); and

(iii) any power of attorney or waiver granted to the Pledgee under this Deed will be deemed to have been created also for the benefit of such New Agent and can be enforced against that Pledgor by the New Agent.

5. REPRESENTATIONS AND WARRANTIES

5.1. Representations and warranties

Each Pledgor represents and warrants to the Pledgee that on the date of this Deed:

(a) the Partnership is a *commanditaire vennootschap* duly established and validly existing under the laws of the Netherlands and the Limited Partnership Agreement has not been amended;

(b) Pledgor I is the sole general partner of the Partnership and holds an Interest of 1% of the Total Interests;

(c) Pledgor II is the sole limited partner of the Partnership and holds an Interest of 99% of the Total Interests;

(d) it has full title to its Interest to the extent acquired prior to the moment of this representation and it has full power to dispose of and encumber that Collateral;

(e) it has taken all necessary corporate action to authorize its entry into and performance of this Deed and the creation of the Pledge under this Deed;

(f) there are no restrictions on the voting rights associated with, or on the transfer of, any of its Interest, other than as a consequence of limitations imposed on voting rights or such transfers as a matter of the laws of the Netherlands;

(g) its Interest is not subject to any limited right or other encumbrance and no offer has been made or agreement entered into to transfer or encumber, whether or not

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Exhibit E –10

11

in advance, its Interest and no attachment has been levied on its Interest;

(h) no rights to receive future profits or other forms of distributions with respect to its Interest have been granted to any party other than to the Pledgee pursuant to this Deed;

(i) it has not given or received notice of cancellation (*opzegging*) to or from the Partnership and the other Partner;

(j) its entering into this Deed is not in violation of the Limited Partnership Agreement;

(k) its obligations under this Deed constitute the legal, valid and binding obligations of it, enforceable in accordance with the terms of this Deed;

(l) the rights of pledge created hereunder are valid first ranking rights of pledge (*pandrechten eerste in rang*) on the Collateral, to the extent the Collateral consists of rights to receive payment;

(m) the entering into, signing, execution and performance of this Deed by the Partnership is related to (*betrekkelijk op*) the Partnership;

(n) the partnership has no (central or European) works council (*centrale of Europese ondernemingsraad*) and has no obligation to set up a works council pursuant to the Netherlands Works Council Act (*Wet op de ondernemingsraden*);

(o) at the date hereof no resolution has been adopted concerning the (voluntary) liquidation (*ontbinding*) of the Partnership or the application of any of the proceedings listed in Annex A or B of Council Regulation (EC) no. 1346/2000 of 29 May 2000 on insolvency proceedings (OJ 2000, L 160/1); and

(p) no corporate action nor any other steps have been taken or legal proceedings have been instituted or threatened against it for the entering into a provisional suspension of payments, a suspension of payments or for bankruptcy or for the appointment of a receiver or similar officer of it or of any or all of its assets.

5.2. Times when representations made

The representations and warranties in Clause 5.1 (*Representations and warranties*), other than the representation and warranty under (g) thereof, but only to the extent relating to attachments, and the representations and warranties under (i), (o) and (p) thereof, are deemed to be repeated by that Pledgor on each day that Pledgor acquires an asset falling within the scope of the definition of Collateral, in each case by reference to the facts and circumstances then existing.

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Exhibit E –11

12

6. UNDERTAKINGS

6.1. Restrictions on voting

Other than as explicitly permitted under the Loan Documents, a Pledgor shall not without the prior written consent of the Pledgee vote its Voting Rights (whether in a meeting or by way of written resolution outside a meeting) in favor of:

(a) a transfer of any interest in the Partnership, the cancellation of or expulsion from the Partnership or any reduction of any reserve or capital account of the Partnership;

(b) a resolution to amend the Limited Partnership Agreement which could adversely affect the rights of the Pledgee under or purported to be created by this Deed;

(c) a resolution to dissolve the Partnership or relating to the liquidation of the Partnership's business or disposal of all or a material part of the Partnership's assets; or

(d) a resolution which would adversely affect the validity and enforceability of the Pledge created under this Deed.

6.2. Restrictions on termination

A Pledgor undertakes not to terminate the Partnership or take any other action which would result in the Partnership having less than one general partner and one limited partner.

6.3. Further assurances

At the Pledgee' request, each Pledgor shall, at its own expense, provide any assurances to or for the benefit of the Pledgee and perform all acts that the Pledgee reasonably considers necessary for the creation or protection of a Pledge or to exercise or have the full benefit of its rights under or in connection with this Deed (including the right to enforce these rights).

7. VOTING RIGHTS

7.1. The Related Voting Rights shall be vested in (*toekomen aan*) the Pledgee, subject to the cumulative conditions precedent (*opschortende voorwaarden)* that (i) an Event of Default shall have occurred which is continuing and (ii) the Pledgors have been notified in writing by the Pledgee that it wishes to exercise the Related Voting Rights with respect to the Collateral. The Partnership confirms, and each Pledgor agrees, that a written notice from the Pledgee to it in accordance with the provisions of this Deed, stating that an Event of Default has occurred which is continuing and that the Pledgee wishes to exercise certain or all Related Voting Rights shall be sufficient for it to accept the Pledgee as being exclusively entitled to exercise such Related Voting Rights.

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Exhibit E –12

13

7.2. Each Pledgor hereby grants an irrevocable power of attorney with the power of sub-delegation to the Pledgee, in the Pledgee's interest, to exercise the Related Voting Rights, subject to the cumulative conditions precedent (*opschortende voorwaarden*) that (i) an Event of Default shall have occurred which is continuing and (ii) the Pledgors have been notified in writing by the Pledgee that it wishes to exercise the Related Voting Rights.

8. AUTHORITY TO COLLECT

8.1. Collection by Pledgee

The Pledgee is authorized to collect all profits and other forms of distributions and other payments on the Collateral, including the right to collect withdrawals from accounts, distributions, liquidation proceeds and to enter into compromises, settlements and other agreements with the Partnership and the Partners, to grant discharge in respect of the Collateral and to exercise all other rights of the Pledgors in connection with the Collateral (including calling in (*opeisbaar maken)* that Collateral).

8.2. Collection by Pledgors

The Pledgee hereby authorizes each Pledgor to collect, subject to the restrictions on dividends, distributions and other payments in respect of the Collateral under the terms of the Loan Documents, all payments on the Collateral. This authorisation may be revoked by written notice from the Pledgee to the Pledgors upon the occurrence of an Event of Default which is continuing. Upon such revocation the Pledgee may inform the Partnership thereof and may instruct the Partnership that further payments must be made into a bank account designated by the Pledgee. Each Pledgor hereby waives in advance any right it may have under section 3:246(4) NCC.

9. ENFORCEMENT

(a) Upon the occurrence of an Enforcement Event which is continuing the Pledgee may, without any further notice of default or other notice being required, sell the Collateral in accordance with applicable law and have recourse against any Collateral collected pursuant to Clause 8.1. Each Pledgor and the Partnership shall promptly take all action necessary to ensure that the Collateral may and shall be validly transferred to the purchaser at such sale.

(b) Each Pledgor waives its right under section 3:251 NCC to apply to a court for permission to sell the Collateral other than as provided for in section 3:250 NCC.

(c) The Pledgee shall not be obliged to notify any Pledgor of the sale or of how, where or when it will be or was conducted (as provided for in section 3:249(1) NCC and 3:252 NCC).

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Exhibit E –13

14

(d) Each Pledgor hereby irrevocably and unconditionally waives any right it may have under sections 3:233, 3:234, 6:139 and 6:154 NCC.

(e) The Pledgee is not obliged to first enforce any other security right created under or in connection with the Loan Document.

10. APPLICATION OF PROCEEDS

The Pledgee will apply the proceeds from the sale of any Collateral or from having taken recourse against any Collateral following collection towards satisfaction of the Secured Obligations in accordance with the relevant provisions of the Loan Documents, subject to mandatory provisions of Netherlands law.

11. CANCELLATION AND TERMINATION

The Pledgee is entitled to cancel any Pledge in whole or in part by notice in writing to the relevant Pledgor as provided for section 3:81(2)(d) NCC. The parties agree that upon cancellation of all pledges granted under this deed in full, any power of attorney granted to the Pledgee by the Pledgors under this deed as well as any Parallel Debt will be deemed terminated.

12. LIABILITY

The Pledgee is not liable to any Pledgor for any loss or damage arising from any exercise of, or failure to exercise, its rights under this Deed, except for gross negligence or wilful misconduct of the Pledgee.

13. COSTS

The Pledgee may charge all costs, losses, claims and expenses of whatever nature (including legal fees) incurred by it in connection with this Deed in accordance with the Loan Documents.

14. POWER OF ATTORNEY

(a) Each Pledgor gives the Pledgee an irrevocable power of attorney, with the right of substitution, to perform all acts, including acts of disposition, on behalf of that Pledgor which in the sole opinion of the Pledgee are necessary in order to:

(i) create any Pledge; and/or

(ii) to have the full benefit of any Pledge (including performing any of that Pledgor's obligations under this Deed and exercising any of that Pledgor's rights to and in connection with the Collateral).

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Exhibit E –14

15

(b) In acting on behalf of a Pledgor pursuant to the power of attorney, the Pledgee may act as counterparty of that Pledgor even in the event of a conflict of interest.

15. MISCELLANEOUS

15.1. No rescission, nullification or suspension

To the extent permitted by law, each Pledgor hereby waives any right it may have at any time:

(a) under sections 6:228 or 6:265 NCC or any other ground (under any applicable law) to rescind or nullify this Deed or to demand its rescission or nullification in legal proceedings; and

(b) under sections 6:52, 6:262 or 6:263 NCC or any other ground (under any applicable law) to suspend the performance of any obligation under or in connection with this Deed.

15.2. Transfer of rights and obligations

(a) A Pledgor and the Partnership may not transfer any of its rights and/or obligations or its contractual relationship under or in connection with this Deed without the Pledgee's prior written consent.

(b) The Pledgee may transfer its rights and obligations under or in connection with this Deed in whole or in part. Each Pledgor and the Partnership hereby, in advance, irrevocably grants its co-operation to such transfer of contractual relationship. The Pledgors and the Partnership shall, on demand by the Pledgee or transferee, take all action necessary to ensure that the Voting Rights may pass to that person in accordance with Clause 7.

(c) Without prejudice to the other provisions contained in this Deed, to the extent the Pledge created pursuant to this deed secure Direct Obligations, which explicitly do not include any Parallel Debt, the Parties hereby agree that the Pledge securing the Direct Obligations shall terminate upon and to the extent such Direct Obligations (i) are transferred by the Pledgee to a party other than a New Agent or (ii) are held by the Pledgee but the Pledgee is no longer the Administrative Agent. Consequently, (i) the Pledge created pursuant to this Deed as security for the Direct Obligations will not transfer upon the transfer of such Direct Obligations to the transferee thereof, unless such transfer is to a New Agent and (ii) the Pledgee (or any New Agent from time to time) will at all times remain the sole pledgee hereunder.

(d) The Pledgee is entitled to provide any transferee or proposed transferee with any information concerning any Pledgor and/or the Collateral.

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Exhibit E –15

16

15.3. **Notice**

Any notice or other communication under or in connection with this Deed must be made in accordance with the Credit Agreement.

15.4. **Records and calculations of the Pledgee**

The books and records maintained by the Pledgee and any calculation or determination by the Pledgee of the existence and the amount of the Secured Obligations are prima facie evidence within the meaning of section 151 Netherlands Code of Civil Procedure of the existence and the amounts of the Secured Obligations and other matters to which they relate.

15.5. **Partial invalidity**

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

15.6. **Execution and amendments**

(a) This Deed shall become binding on a Pledgor as soon as it has been signed by that Pledgor and the Pledgee. The obligations of that Pledgor under this Deed shall not be limited or affected in any way by the absence of the signature of any other Pledgor.

(b) This Deed may be signed in any number of counterparts.

(c) This Deed may only be amended by a written agreement among the Parties.

15.7. **No implied waiver and no forfeiture**

(a) Any waiver under this Deed must be made by giving written notice to that effect.

(b) Where the Pledgee does not exercise any right under or in connection with this Deed (which includes the granting by the Pledgee to any Pledgor of an extension of time in which to perform its obligations under any of these provisions), this will not constitute a waiver or forfeiture of that right.

(c) The rights of the Pledgee under this Deed supplement any other right that the Pledgee may have under Netherlands law or any other law.

15.8. **Confirmation of Awareness of Scope of Secured Obligations**

Each Pledgor confirms that it has taken note of the content of the Credit Agreement and the other Loan Documents and that it is aware of the scope of the Secured Obligations and the provisions relating to the payment thereof by the Loan Parties.

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Exhibit E –16

17

16. GOVERNING LAW AND JURISDICTION

(a) This Deed and the Pledge created pursuant to this Deed are governed by the law of the Netherlands (including, for the avoidance of doubt, (i) the obligation of any Pledgor to create the Pledges set out in Clause 4.1 (*Agreement to pledge Collateral*) notwithstanding the existence of a provision in any other Loan Document stating that this obligation is governed the laws of any other jurisdiction and (ii) the consent to jurisdiction pursuant to paragraph (c) of this Clause).

(b) If a Pledgor incorporated under the laws of the Netherlands is represented by an attorney in connection with the signing and/or execution of this Deed or any other agreement, agreement or document referred to in this Deed or made pursuant to this Deed, it is hereby expressly acknowledged and accepted by each other Party that the existence and extent of the attorney's authority and the effects of the attorney's exercise or purported exercise of this authority shall be governed by the laws of the Netherlands.

(c) The courts of Amsterdam, the Netherlands have exclusive jurisdiction to settle any dispute arising from or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) and any action or application to a court regarding enforcement of the Pledge.

17. ACKNOWLEDGEMENT AND PARTNERSHIP STATEMENTS

The Partnership:

(a) makes the representations and warranties as set out in Clause 5.1 under (a), (b), (c), (f), (i), (j), (m), (n), (o) and (p). These representations and warranties, other than the representation and warranty under (g), but only to the extent relating to attachments, and the representations and warranties under (i), (o) and (p), are deemed to be repeated the Partnership on each day a Pledgor acquires an asset falling within the scope of the definition of Collateral. Each representation and warranty deemed to be made after the date of this Deed shall be deemed to be made by reference to the facts and circumstances existing at the date the representation and warranty is deemed to be made;

(b) confirms that there are no outstanding or pending admissions of new partners of the Partnership;

(c) co-operates in advance to any transfer of the legal relationship under and consents in advance to any transfer of a debt vis-à-vis the Partnership arising from the Limited Partnership Agreement in connection with a sale of any Collateral as referred to in Clause 9; and

63003495 M 12123357 / 18

Exhibit E –17

18

(d) shall act in accordance with the provisions of this Deed.

This Deed has been entered into on the date stated at the beginning of this Deed.

[signature page follows]

63003495 M 12123357 / 18

Exhibit E –18

THE PLEDGORS

RETROPHIN THERAPEUTICS I, INC.

By : Martin Shkreli
Title : President

RETROPHIN THERAPEUTICS II, INC.

By : Martin Shkreli
Title : President

63003495 M 12123357

Exhibit E –19

THE PARTNERSHIP

RETROPHIN THERAPEUTICS I, INC.,
acting in its capacity as general partner of
RTRX INTERNATIONAL C.V.

[signature]

By : Martin Shkreli
Title : President

63003495 M 12123357

Exhibit E –20

THE PLEDGEE

US BANK NATIONAL ASSOCIATION

By : James A. Hanley
Title : Vice President

63003495 M 12123357

Exhibit E –21

EXHIBIT F

FORM OF

COMPLIANCE CERTIFICATE

Financial Statement Date:  ________, ____

To:           U.S. Bank National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 30, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among RETROPHIN, INC, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and U.S. Bank National Association, as Administrative Agent and Collateral Agent.

The undersigned Financial Officer hereby certifies as of the date hereof that he/she is the ___________________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.           [The Borrower has delievered pursuant to Section 5.01(b) of the Credit Agreement, copies of the audited Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries, as of the end of the fiscal year ended December [  ], 20[  ], together with, the related audited Consolidated statements of income, stockholders’ equity and cash flows for such fiscal year, and the notes thereto, all in reasonable detail and stating in comparative form (A) the respective audited Consolidated figures as of the end of and for the previous fiscal year and (B) the corresponding figures from the Consolidated budget of the Borrower and its Consolidated Subsidiaries for such fiscal year, and in the case of each of such audited Consolidated financial statements (excluding any statements in comparative form to be corresponding figures from the Consolidated budget), accompanied by a report thereon of the Accountants required by such Section 5.01(b).]

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.           [The Borrower has delievered pursuant to Section 5.01(a) of the Credit Agreement, copies of the unaudited Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of the month and the related Consolidated statements of income, stockholder’s equity and cash flows for the fiscal quarter, and for the portion of the fiscal year ended with the last day of the fiscal quarter ended [      ], 20[  ], and stating in comparative form (A) the Consolidated figures as of the end of and for the corresponding date and period in the previous fiscal year and (B) the corresponding figures from the Consolidated budget of the Borrower and its Consolidated Subsidiaries for such period, all Certified by the Chief Financial Officer of the Borrower as required by such Section 5.01(a).]

Exhibit F – 1

2.           The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.

3.           A review of the activities of the Borrower and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower and its Subsidiaries performed and observed all their respective Loan Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period the Borrower and its Subsidiaries performed and observed each covenant and condition of the Loan Documents applicable to them, and no Default or Event of Default has occurred and is continuing.]

--or--

[to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.           The representations and warranties of the Borrower and its Subsidiaries contained in Article 3 of the Credit Agreement and all representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Section 3.05(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), of Section 5.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.           ########*

6.           The Financial Covenants analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

____________________
* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Current Report on Form 8-K.

Exhibit F – 2

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________________, ________________.

RETROPHIN, INC., as Borrower By: _______________________ Name: _____________________ Title: ______________________

Exhibit F – 3

EXHIBIT G

[See Exhibit 4.1]

Exhibit G – 1

EXHIBIT H-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 30, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RETROPHIN, INC., a Delaware Corporation and the Lenders from time to time party thereto and U.S. Bank National Association, as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 2.08 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By: __________________________________
Name:
Title:

Date: ________ __, 20[  ]

Exhibit H-1 – 1

EXHIBIT H-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

 (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 30, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RETROPHIN, INC., a Delaware Corporation and the Lenders from time to time party thereto and U.S. Bank National Association, as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 2.08 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By: _________________________________
Name:
Title:

Date: ________ __, 20[  ]

Exhibit H-1 – 2

EXHIBIT H-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 30, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RETROPHIN, INC., a Delaware Corporation and the Lenders from time to time party thereto and U.S. Bank National Association, as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 2.08 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Exhibit H-1 – 3

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By: _________________________________
Name:
Title:

Date: ________ __, 20[  ]

Exhibit H-1 – 4

EXHIBIT H-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of June 30, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among RETROPHIN, INC., a Delaware Corporation and the Lenders from time to time party thereto and U.S. Bank National Association, as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 2.08 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Exhibit H-1 – 5

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By: ___________________________
Name:
Title:

Date: ________ __, 20[  ]

Exhibit H-1 – 6